UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

PLANTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

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Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 27, 2010
To the Stockholders:

Our 2010 Annual Meeting of Stockholders will be held on Tuesday, July 27, 2010 at 10:00 a.m., PDT, at the Plantronics, Inc. headquarters at 345 Encinal Street, Santa Cruz, California 95060. Our Board of Directors is soliciting proxies for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. We ask that you please read it carefully.

The purpose of the Annual Meeting is to:

1.	Elect seven (7) Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.

2.	Approve an increase of 1,200,000 shares of the common stock issuable under the 2003 Stock Plan.

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Plantronics, Inc. for fiscal year 2011.

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only Plantronics stockholders of record at the close of business on June 1, 2010 are entitled to vote at the Annual Meeting. To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if she or he has voted over the Internet, by telephone or returned a completed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Rich Pickard
Rich Pickard
Secretary
Santa Cruz, California
June 11, 2010
YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. PLEASE VOTE OVER THE INTERNET AT WWW.PROXYVOTE.COM OR BY TELEPHONE 1-800-690-6903. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

PROXY STATEMENT
FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2010 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. Your vote is very important.

As we did last year, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before June 16, 2010, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record as of the close of business on June 1, 2010. On the date of mailing of the Notice of Internet Availability, all of the proxy materials will be made available free of charge on the website referred to in the Notice of Internet Availability. The Notice of Internet Availability will provide instructions on how you may view the proxy materials for the Annual Meeting on the Internet and how you may request a paper copy of such materials.

Our Annual Meeting will be held at 10:00 a.m. PDT on Tuesday, July 27, 2010 at our headquarters at 345 Encinal Street, Santa Cruz, California. Please follow the instructions provided in the Notice of Internet Availability, or on the proxy card, to indicate if you plan to attend the Annual Meeting in person.

We will pay the costs of soliciting proxies from stockholders. We have engaged The Proxy Advisory Group, LLC to assist us in the solicitation of proxies from brokers, bank nominees and other institutional owners, for a fee of $7,500, plus customary disbursements. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of Plantronics, without additional compensation, personally or by telephone.

Our principal executive offices are located at 345 Encinal Street, Santa Cruz, California 95060. Our telephone number at that location is (831) 426-5858 or (800) 544-4660 and our website is http://www.plantronics.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Who Can Vote?

The Board of Directors set June 1, 2010 as the record date for the Annual Meeting. All stockholders of record who owned Plantronics common stock at the close of business on June 1, 2010 may attend and vote at the Annual Meeting or any adjournments thereof. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. Stockholders do not have the right to cumulate their votes for the election of Directors. At the close of business on the record date, there were 48,797,810 shares of common stock outstanding.

How Many Votes Are Required to Conduct Business at the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of a majority of shares of common stock that were issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

How Are Abstentions and Broker Non-Votes Treated?

Shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. However, under the rules of the New York Stock Exchange (“NYSE”), broker “non-votes” are not deemed to be “votes cast”. As a result, unlike abstentions or withheld votes, broker “non-votes” are not included in the tabulation of the voting results on proposals requiring the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal and, therefore, do not have the effect of votes in opposition of such proposals. In addition, for purposes of the proposals relating to equity compensation plans, which require approval under the rules of the NYSE, broker “non-votes” will not be counted as a vote for purposes of either the requirement that the proposal be approved by a majority of the votes cast or the requirement that over 50% in interest of all securities entitled to vote on the proposal have voted. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How Many Votes Are Required to Pass a Proposal?

Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. This means that the seven nominees who receive the greatest number of votes for each open seat will be elected. A vote is withheld from a nominee when a properly executed proxy is marked WITHHELD FROM ALL NOMINEES or for all nominees except as noted above for the election of one or more Directors. For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the affirmative vote of a majority of the votes present or represented and entitled to vote is required. For approval of the increase of shares of common stock issuable under our 2003 Stock Plan, approval by a majority of votes cast is required, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends that you vote:

—	FOR each of the nominees for the Board of Directors listed in this Proxy Statement.

—	FOR the approval of an increase of 1,200,000 shares of common stock issuable under the 2003 Stock Plan.

—	FOR the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Plantronics for fiscal year 2011.

What Is the Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner?

Set forth below are certain distinctions between shares held of record and those owned beneficially or in “street name”:

Stockholder of Record If your shares are registered directly in your name with Computershare Trust Company, N.A., Plantronics’ transfer agent, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability of these proxy materials is being sent directly to you by Plantronics. As the stockholder of record, you have the right to grant your voting proxy directly to the Proxyholders or to vote in person at the Annual Meeting.

Beneficial Owner Most Plantronics stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of these proxy materials is being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting; however, you may not vote without a signed proxy from your broker or nominee.

Your broker or nominee should have enclosed with the Notice of Internet Availability, or otherwise provided, to you a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

HOWEVER, SINCE YOU ARE NOT THE STOCKHOLDER OF RECORD, YOU MAY NOT VOTE THESE SHARES IN PERSON AT THE ANNUAL MEETING UNLESS YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How do Participants in Plantronics’ 401(k) Plan Vote?

If a stockholder is a participant in the Plantronics 401(k) Plan (“401(k) Plan”), the stockholder’s completed proxy card will serve as a voting instruction for the trustees of that plan. If any shares of common stock in the 401(k) Plan are not validly voted, those shares will be voted by the trustees in the same proportion as the shares properly voted.

How Can I Vote?

Stockholder of Record Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

—	You may vote by telephone.

—	You may vote over the Internet by following the instructions at www.proxyvote.com or on the Notice of Internet Availability.

—	You may vote in person at the Annual Meeting.

—	You may request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the enclosed prepaid envelope.

Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 PM Eastern Time on July 26, 2010.

Beneficial Owner If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from such broker, bank or other nominee in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Based on the instructions provided by the broker, bank or other nominee, you may generally vote by one of the following methods:

By Mail - If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

By Methods Listed on Voting Instruction Card - Please refer to your voting instruction card or other information provided by your bank, broker or other nominee to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your bank, broker or other nominee; or

In Person With a Proxy from the Record Holder - A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, broker or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxies submitted via telephone or the Internet before the Annual Meeting and not revoked will be voted at the Annual Meeting as you instructed. If you are a stockholder of record and do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy submitted via telephone or the Internet will be voted as the Board of Directors recommends.

How Can I Vote My Shares in Person at the Annual Meeting?

Stockholder of Record Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your proof of identification.

Beneficial Owner Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Submitting the proxy over the Internet, by telephone or by returning a completed proxy card does not affect the right to vote in person at the Annual Meeting.
EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

What Happens if Additional Proposals are Presented at the Annual Meeting?

Except for the Proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as Proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Can I Change My Vote?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by (i) executing a new proxy bearing a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of the Company at our principal executive office (345 Encinal Street, Santa Cruz, California 95060) at or prior to the taking of the vote at the Annual Meeting; (ii) voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); (iii) advising the Secretary of the Company at our principal executive office (at the address stated above) in writing before the Proxyholders vote your shares, or (iv) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by timely submitting new voting instructions to your broker, bank or other nominee.

What Happens if I Do Not Cast a Vote?

   If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of Directors (Proposal One of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your broker was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate.

   Recent changes in the Rules of the NYSE were made to take away the ability of your broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of Directors, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Proposal Three of this Proxy Statement). They will not have discretion to vote uninstructed shares on the proposal to increase the number of shares under our 2003 Stock Plan (Proposal Two of this Proxy Statement). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

How Can I Contact Plantronics to Request Materials or Information Referred to in these Questions and Answers?

You may contact us:

—	By mail addressed to:
Plantronics, Inc.
345 Encinal Street
Santa Cruz, California 95060
Attn: Investor Relations

—	By calling (831) 426-5858 or (800) 544-4660 and asking for Investor Relations.

—	By leaving a message on the Investor Relations portal of our website at: http://www.plantronics.com

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by using electronic delivery of our stockholder communications materials. If you have questions about electronic delivery, please call our Investor Relations at the numbers set forth above. To sign up for electronic delivery:

Stockholder of Record If you are a stockholder of record (you hold your Plantronics shares in your own name through Plantronics’ transfer agent, Computershare, or you have stock certificates), visit www.proxyvote.com to enroll.

Beneficial Owner If you are a beneficial owner (your shares are held by a bank, broker or other nominee), visit www.proxyvote.com to enroll.

What is “Householding”?

We generally send a single Notice of Internet Availability and other stockholder communications to any household at which two or more stockholders reside unless we receive contrary instructions. This process is called “householding.” If your Notice of Internet Availability is being householded and you wish to receive separate copies of the Notice of Internet Availability, or, if you are receiving multiple copies and would like to receive a single copy, you may contact our Investor Relations office by mail, telephone or the Internet, as described above. If you would like to opt out of this practice for future mailings, please contact our Investor Relations office by leaving a message on the Investor Relations portal of our website at: http://www.plantronics.com.

What is the Deadline for Receipt of Stockholder Proposals for the 2011 Annual Meeting of Stockholders?

You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the SEC and our bylaws. In order for a stockholder proposal to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2011 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than February 16, 2011.

Stockholders wishing to present business at the Annual Meeting can do so by filing with the Secretary of the Company a “Business Solicitation Statement” which contains, among other things, certain information concerning the business the stockholder intends to bring before the Annual Meeting and the stockholder proposing such business. Stockholders wishing to nominate a Director for election to the Board of Directors can do so by filing with the Secretary of the Company a “Nomination Solicitation Statement” which contains, among other things, certain information about the nominee and the stockholder nominating such nominee.

The Business Solicitation Statement or the Nomination Solicitation Statement, as applicable, must be filed with the Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the one-year anniversary of the preceding year's annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not later than the tenth (10th) day following the day on which a public announcement (as described in the bylaws) of the date of such meeting is first made by the Company.

Our bylaws contain additional detail about the contents of the Business Solicitation Statement and the Nomination Solicitation Statement as well as certain procedural requirements for the proposal of business and the nomination of Directors. Our bylaws are available on the Corporate Governance portal of our website.

What is the Date of Our Fiscal Year End?

This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and related matters. Some of the information is stated as of the end of fiscal year 2010 and some information is provided as of a more current date. Each of our fiscal years ends on the Saturday closest to the last day of March. Our fiscal year 2010 ended on April 3, 2010. For purposes of consistent presentation, we have indicated in this Proxy Statement that each fiscal year ended “March 31” of the given year, even though the actual fiscal year end may have been on a different calendar date.

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of our core values. Our corporate governance policies and procedures are available on the Corporate Governance portal in the Investor Relations section of our website at http://www.plantronics.com. The Corporate Governance portal includes the Corporate Governance Guidelines, Board Committee Charters, Worldwide Code of Business Conduct and Ethics, Reporting Accounting Issues, Stockholder Access to Board of Directors Policy, and Director Candidates Nomination Policy. This information is also available in print to any stockholder by making a request to Plantronics, Inc., 345 Encinal Street, Santa Cruz, California 95060, Attn: Investor Relations.

Worldwide Code of Business Conduct and Ethics

The Company has a Worldwide Code of Business Conduct and Ethics (the “Code”) which applies to all employees, Executive Officers, and Directors. Any waiver of any provision of the Code for a Director or Executive Officer of the Company must be approved in writing by the Board and promptly disclosed to our stockholders by posting such waiver on our Website or filing a Form 8-K with the Securities and Exchange Commission (“SEC”). For further information see the Corporate Governance portal in the Investor Relations section of the Company’s website at http://www.plantronics.com. If a related party transaction is determined by Plantronics’ General Counsel to be material to Plantronics, the Audit Committee must review and approve the matter in writing in advance of any such transactions. Plantronics must report all such transactions under applicable accounting rules, federal securities laws, and NYSE rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to the related business.

Ethics Hotline Policy

Our Audit Committee has established an ethics hotline and website available to all employees, stockholders, and the general public for the anonymous submission of suspected violations including but not limited to accounting, internal controls, or auditing matters, conflicts of interest, fraud, harassment, policy violations, environmental violations, substance abuse, theft and workplace violence. For further information see the Worldwide Code of Business Conduct and Ethics or Reporting Accounting Issues link on our Corporate Governance portal in the Investor Relations section of the Company’s website at http://www.plantronics.com.

Stockholder Access to Board of Directors Policy

The Company’s Stockholder Access to the Board of Directors Policy outlines methods by which stockholders may contact any member of the Company’s Board of Directors, including the presiding director or the non-management Directors as a group. For further information see the Corporate Governance portal in the Investor Relations section of the Company’s website at http://www.plantronics.com.

Board Leadership Structure

Plantronics has a policy set forth in its Corporate Governance Guidelines requiring that the roles of Chair of the Board and the Chief Executive Officer (“CEO”) are separate. These roles have been separate for approximately nine years. The Chair of the Board is, at all times, selected from the non-employee directors of the Company. The Board of Directors has determined that this structure of corporate governance is appropriate and believes it is considered a best practice by its shareholders. This structure allows the CEO to focus on the overall strategy and execution of the Company's business and the Board to focus on the governance of the Company, including management of the Board agenda, making major strategic decisions, assessing the performance of the CEO and management, and overseeing the Company's strategy and execution.

However, no single leadership model is right for all companies and at all times. The Board of Directors recognizes that depending on the circumstances, other leadership models might be appropriate for the Company. Accordingly, the Board of Directors periodically reviews its leadership structure.

A key responsibility of the Board of Directors is ensuring that an effective process is in place to provide continuity of leadership over time at all levels in the Company. Each year, the Board of Directors conducts an annual review on succession planning. During this review, the Board of Directors discusses future candidates for senior leadership positions, succession timing for those positions, and development plans for the candidates that it believes have the highest potential. The entire Board of Directors, together with the Nominating and Corporate Governance Committee, nominates and evaluates potential successors to senior leadership positions, including the Chief Executive Officer. This process promotes continuity of leadership over the long term, and it forms the basis on which the Company makes ongoing leadership assignments. It is a key success factor in managing our long-term planning for the executive leadership of our business.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management which is designed to support the achievement of long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and management’s process for managing those risks, but also determining the appropriate level of risk for the Company. Management of the Company is responsible for day-to-day business risk management, including disaster and crisis management, business and financial risk, strategic risk, legal risk and corporate governance and compliance risk. The Board, as a whole and through its committees, has the ultimate oversight responsibility for the risk management process.

Each of the committees of the Board focuses on particular aspects of risk management. The Audit Committee regularly discusses and evaluates policies with respect to risk assessment and risk management, including the Company’s major financial, compliance and operational risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee also oversees and manages the Company’s independent registered public accounting firm and the Company’s annual audit, including reviewing the Company’s key financial risk areas with its independent auditors.

In its design of the Company’s overall compensation policies, programs and philosophy, the Compensation Committee assists the Board in managing incentives for short and long-term performance of the Company. The Compensation Committee is careful not to design incentives to employee compensation programs that encourage employees to take imprudent risks to achieve financial or other business objectives.

The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for Directors and executive officers, and corporate governance. This Committee reviews the Company’s corporate governance structures and implements best practices for compliance and corporate governance.

The Strategy Committee examines the business strategy of the Company and provides guidance with respect to balancing risk and potential reward with respect to the Company’s strategic choices. The Committee also assesses risk associated with any mergers, acquisitions, and divestitures that may be contemplated by the Company.

Director Independence

The Board of Directors has determined that, except for Mr. Kannappan, each of the current Directors is independent under the rules of the NYSE (as well as Rule 10A-3(b) of the Securities Exchange Act in the case of Audit Committee members). In determining Director independence, the Board of Directors reviewed not only relationships between the Director and the Company, but also relationships between the Company and the organizations with which the Director is affiliated. After considering the relevant facts and circumstances, the Board of Directors determined that none of these individuals has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company), other than as a Director of the Company, and that each of these Directors is free from any relationship with the Company that would impair the Director’s ability to exercise independent judgment. Mr. Tseu is the Chair of the Board and presides at executive sessions of independent Directors.

The Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. The Board of Directors has further determined that Directors Marv Tseu, Marshall Mohr and Gregg Hammann are audit committee financial experts as defined in Item 407(d)(5) of Regulation S-K as promulgated by the SEC.

Board of Directors Education

Our Corporate Governance Guidelines provide that the Directors must participate in continuing education programs on an “as needed” basis. The Board of Directors is encouraged to obtain at least eight hours of formal continuing education at least once every three years. On March 5, 2009, Mr. Tseu successfully completed the requirements for the West Coast Board Committee Peer Exchange. On February 27–29, 2008, Mssrs. Kannappan, Mohr and Tseu participated in a Stanford University three-day program on corporate governance and director education. Mssrs. Hammann, Wery and Hart participated in two-day programs at the Director’s College of the UCLA Anderson School of Management. Mr. Hammann attended the UCLA program on May 14-15, 2007 and Mssrs. Wery and Hart attended the UCLA program on October 9-10, 2007. Mr. Dexheimer attended the UCLA program on October 19-21, 2009. The West Coast Board Committee Peer Exchange, the Stanford and the UCLA programs completed by Plantronics’ Directors are accredited by Risk Metrics Group – Institutional Shareholder Services (“ISS”) Governance Services.

Board of Directors Attendance at Annual Meetings

We recognize that Directors’ attendance at annual meetings can provide investors with an opportunity to communicate with Directors about issues affecting the Company. Although we have not adopted a formal policy, we encourage all of our Directors to attend the Plantronics annual meeting each year. In the event that a Director cannot attend in person, the Company encourages Directors to attend telephonically. Three Directors attended the 2009 Annual Meeting of Plantronics in person and two Directors attended telephonically.

Board Meetings and Committees

The Board of Directors held a total of five regular meetings and two special meetings, and acted by unanimous written consent four times during fiscal year 2010. The Directors met four times in executive session without Mr. Kannappan present. The Board of Directors has four formal committees, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategy Committee, each of which is described below. The Board of Directors also has an informal Mergers & Acquisitions Committee (“M&A Committee”). The M&A Committee was formed in March 2005 to advise management during the early stages of any merger, acquisition and divestiture activity. Any merger, acquisition or divestiture transaction that involves the transfer of $5 million or greater of consideration will be reviewed by the Board of Directors and is subject to their approval, in addition to the input of the M&A Committee, prior to completion. Each of the four formal committees of the Board has adopted a written charter which is available at the Corporate Governance Portal in the Investor Relations section of the Company’s website at http://www.plantronics.com. This information is also available in print to any stockholder by making a request to Plantronics, Inc., 345 Encinal Street, Santa Cruz, California 95060, Attn: Investor Relations. During the last fiscal year, each Director attended 86% or more of the meetings of the Board of Directors and at least 80% of the meetings of the committees upon which that Director served.

Audit Committee

In fiscal year 2010, the Audit Committee consisted of Directors Mohr (Chair), Hammann and Tseu. The Audit Committee met seven times during fiscal year 2010. This Committee is responsible for overseeing actions taken by Plantronics’ financial reporting staff, internal control processes, and for hiring and supervising the independent registered public accounting firm, among other matters. The Board of Directors has determined that each member of the Audit Committee is, and has at all times during fiscal year 2010, met the requirements of independence as defined by the NYSE listing standards as well as Rule 10A-3(b) of the Securities Exchange Act and that Directors Mohr, Hammann and Tseu are each audit committee financial experts as defined by the SEC. A report of the Audit Committee is attached to this Proxy Statement as Appendix A.

Compensation Committee

In fiscal year 2010, the Compensation Committee consisted of Directors Hammann (Chair), Hart and Tseu, each of whom meets the requirements for independence as defined by the NYSE listing standards. The Compensation Committee met seven times during fiscal 2010. This Committee has overall responsibility for evaluating and recommending for approval by the Board, as necessary, the various compensation plans, policies and programs of the Company and determining and approving salaries, incentives and other forms of compensation for Directors, Executive Officers, including our CEO, Executive Officers and other highly compensated employees of Plantronics, and administers various incentive compensation and benefit plans. The Compensation Committee may form and delegate subcommittees when appropriate. A report of the Compensation Committee is attached to this Proxy Statement as Appendix B. See also, the section entitled “Executive Compensation” for additional information regarding our compensation policies and practices.

The Compensation Committee delegated the authority to the Management Equity Committee to make equity grants to employees, who are not Executive Officers, within guidelines established by the Compensation Committee. The Management Equity Committee consists of our CEO, our Chief Financial Officer (“CFO”), our Vice President of Human Resources and our Vice President of Legal.

Nominating and Corporate Governance Committee

In fiscal year 2010, the Nominating and Corporate Governance Committee consisted of Directors Tseu (Chair), Hart and Wery, each of whom meets the requirements for independence as defined by NYSE listing standards. The Committee held two meetings during fiscal year 2010. The Committee is responsible under the direction of the Board for identifying and interviewing potential additions or replacement members of the Board and assists the Board in determining the appropriate governance guidelines for the Board, management and the Company.

Generally, it is the policy of the Committee to review the qualifications of and consider any candidates who have been properly recommended or nominated by a stockholder on the same basis as those candidates who have been identified by management, individual members of the Board of Directors and, if the Committee determines, a search firm hired to identify candidates. When evaluating candidates, whether recommended or nominated by stockholders or identified by any other party, the Committee evaluates the current composition and size of the Board of Directors, the qualifications of such candidate, the needs of the Board of Directors and the respective Committees of the Board. However, the Committee has not established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualifies or skills that are necessary for one or more members of the Board of Directors to possess.

The Committee seeks nominees with a broad diversity of professional experience, skills, backgrounds, gender, race, national origin and ethnicity such that each Director brings a different viewpoint and skills to the Board of Directors. The Committee does not have a formal policy with respect to diversity; however, the Board and the Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Committee considers the entirety of each candidate’s credentials in the context of these standards.

Stockholders wishing to nominate persons for election to the Board can do so by filing a Nomination Solicitation Statement with the Secretary of Plantronics which, in accordance with our Director Candidates Nomination Policy and our bylaws, contains, among other things, certain information concerning the nominee and the stockholder nominating such nominee as set forth in the Company’s bylaws and otherwise complying with the bylaws. The Nomination Solicitation Statement must be filed with the Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the one-year anniversary of the preceding year's annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not later than the 10th day following the day on which a public announcement (as described in the bylaws) of the date of such meeting is first made by the Company. Additional information regarding the Company’s policies with respect to Director nominations can be found in our bylaws, our Corporate Governance Guidelines and our Director Candidates Nomination Policy, all of which are posted on the Corporate Governance portal in the Investor Relations section of the Company’s website at http://www.plantronics.com.

The Nominating and Corporate Governance Committee initially reviews the appropriateness of the continued service of Directors who change a job or responsibility that they held when they were elected to the Board of Directors. In the event that a Director changes his or her job or responsibility during his or her term, such Director shall submit a letter to the Board of Directors that (i) describes the circumstances surrounding such change in job or responsibility; and (ii) contains an offer to resign from the Board of Directors. The Board of Directors shall then evaluate the circumstances surrounding such change in job or responsibility and determine if they will adversely affect the Director’s ability to perform his or her duties as a member of the Board of Directors. In such case, the Board of Directors will accept the Director’s offer to resign from the Board of Directors.

Each Director must ensure that other existing and anticipated future commitments do not materially interfere with the Director’s service on the Plantronics Board of Directors. In any event, no Director shall serve on more than four (4) additional public company boards. This limitation shall not apply to any person who was a Director on or before June 1, 2007. Directors shall advise the Nominating and Governance Committee of any invitations to join the board of any other public company prior to accepting another directorship; however, with respect to serving on the Audit Committee, no Director may serve on the Boards of Directors of more than three public companies unless the Company’s Board of Directors determines that such simultaneous service and related time commitments does not impair the Director’s ability to serve effectively on the Audit Committee, takes steps to address any related issues and discloses that determination in the proxy statement.

Strategy Committee

In fiscal year 2010, the Strategy Committee consisted of Directors Wery (Chair), Dexheimer, Hart and Tseu, each of whom meets the requirements for independence as defined by NYSE listing standards. The Strategy Committee held three meetings during fiscal 2010. The Strategy Committee is responsible under the direction of the Board for meeting with management periodically to review and evaluate targeted areas of the Company’s development and implementation of its corporate strategy, to recommend areas of improvement and to provide feedback to management.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

Seven Directors have been nominated for election to the Board of Directors at the Annual Meeting. All nominees listed below are standing for re-election. Unless otherwise instructed, the Proxyholders will vote the proxies held by them for each of the seven nominees named below. If any nominee of Plantronics is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a Director and all Directors have consented to act as a Director. The term of office for each person elected as a Director will continue until the next Annual Meeting or until a successor has been elected and qualified.

The names of the nominees and certain information about them as of June 11, 2010 are set forth below:

Name of Nominee	Age	Positions With Plantronics	Director Since

Marv Tseu (1)(2)(3)(5)	62	Director and Chair of the Board	1999
Ken Kannappan	50	Director, President and Chief Executive Officer	1999
Brian Dexheimer (4)(5)	47	Director	2008
Gregg Hammann (2)(3)	47	Director	2005
John Hart (1)(3)(5)	64	Director	2006
Marshall Mohr (2)(4)	54	Director	2005
Roger Wery (1)(4)(5)	49	Director	2001

(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Mergers and Acquisitions Committee
(5)	Member of the Strategy Committee

The Board of Directors currently consists of seven (7) members.

Vote Required

If a quorum is present in person or represented by proxy at the Annual Meeting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. On June 14, 2007, the Board of Directors approved a policy regarding elections of Directors. Pursuant to this policy, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

Pursuant to the policy, the Nominating and Corporate Governance Committee shall promptly consider the resignation offer and, based on the circumstances that led to the Majority Withheld Vote, if known, make a recommendation to the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 60 days following certification of the stockholder vote; thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or reason(s) for rejecting the resignation offer, if applicable) on a Form 8-K filed with the SEC. Any Director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation process or Board of Directors action regarding whether to accept the resignation offer.

If each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If however, only three or fewer Directors did not receive a Majority Withheld Vote, all Directors may participate in the action regarding whether to accept the resignation offers. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the Annual Meeting, but will have no other legal effect upon the election of Directors under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERSVOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Business Experience of Directors

Mr. Tseu has been a member of the Board of Directors since 1999 and serves as Chair of the Board and the Presiding Director of executive sessions. Mr. Tseu currently serves as a Director of Exponential Interactive, Inc. and became its Chief Operating Officer in June 2009. Exponential Interactive, inc. is an online advertising company, and its largest division is Tribal Fusion which is an online advertising network. From May 2006 to November 2007, Mr. Tseu served as Chief Executive Officer and Director of Axesstel, Inc., a leader in the design and development of fixed wireless voice and broadband data products. From October 2002 to March 2006, Mr. Tseu served as the Chief Executive Officer and a founder of Active Reasoning, Inc., an early stage private company that produces resource management software to help enterprises manage their IT operations. Since November 2001, Mr. Tseu has also been a consulting venture partner with ComVentures, LLP, a venture capital firm focusing on communications companies. From February 2001 to July 2001, Mr. Tseu was Chief Executive Officer of Method Networks, Inc., an Internet technology company helping enterprises automate the management of their Internet networks. From October 1999 to October 2000, Mr. Tseu was President and Chief Executive Officer of SiteSmith, Inc., a provider of outsourced Internet site operations that he co-founded. From August 1998 to July 1999, Mr. Tseu served as President of Structured Internetworks, Inc., a company engaged in the design and marketing of bandwidth allocation products. Mr. Tseu has a Bachelor of Arts degree in Economics from Stanford University.

Through his professional experience, Mr. Tseu has demonstrated leadership capability and extensive knowledge of complex financial, managerial and operational issues facing a broad variety of companies. Moreover, Mr. Tseu has been a member of the Board of Directors since 1999 and thus has the benefit of historical experience relating to Plantronics and the headset industry as a whole.

Mr. Kannappan has served as President and Chief Executive Officer of Plantronics and as a member of the Board of Directors since 1999. He joined Plantronics in February 1995 as Vice President of Sales and was promoted to various positions prior to being named President and Chief Operating Officer in March 1998. Prior to joining Plantronics, Mr. Kannappan was Senior Vice President of Investment Banking for Kidder, Peabody & Co. Incorporated, where he was employed for 10 years. Mr. Kannappan has a Bachelor of Arts degree in Economics from Yale University and a Master of Business Administration from Stanford University. Mr. Kannappan also serves as Chairman of the Board of Directors of Mattson Technology, Inc., a supplier of advanced process equipment for the semiconductor industry.

Mr. Kannappan’s extensive experience as part of the management of Plantronics and his extensive knowledge of the headset industry as a whole makes him uniquely qualified to serve as a member of the Board of Directors.

Mr. Dexheimer has been a member of the Board of Directors since 2008. Mr. Dexheimer spent 25 years at Seagate Technology in various sales, marketing and general management positions. In his last role at Seagate Technology, before he left in July 2009, he served as President - Consumer Solutions, where he was responsible for the development, manufacturing and go-to-market of Seagate’s branded DAS, NAS and back-up oriented consumer products and services. Mr. Dexheimer has also held executive level roles in Seagate’s core business including: Chief Sales & Marketing Officer; Executive Vice President - Sales, Marketing and Customer Service; and Executive Vice President - Storage Businesses. Mr. Dexheimer began his career with Control Data Corporation and then joined Seagate via acquisition in 1989. Mr. Dexheimer has a Bachelor of Business Administration degree in Marketing from the University of Portland and a Master of Business Administration from Pepperdine University.

Mr. Dexheimer has extensive experience in sales, marketing and general management relating to consumer products and services from his roles at Seagate Technology. In addition, he has substantial experience in supply chain management. His deep knowledge of these areas brings valuable insight to our Board of Directors.

Mr. Hammann has been a member of the Board of Directors since 2005. Mr. Hammann is currently an Operating Partner with the private equity firm of J.H. Whitney and he also is the acting Chief Executive Officer of Power Plate North America Inc. which makes a technologically advanced exercise product used to improve athletic performance. From 2003 to 2007 he was Chairman, President and Chief Executive Officer of Nautilus, Inc. He has held executive positions at Levi Strauss & Company and Coca-Cola Company. Mr. Hammann also has held management positions at Famous Footwear, The Rayovac Corporation, and Procter & Gamble. Mr. Hammann graduated from the University of Iowa. Mr. Hammann has a Master of Business Administration from the University of Wisconsin.

Mr. Hammann brings extensive experience as a chief executive officer to our Board of Directors and over twenty years of marketing experience with world class brands such as Coca-Cola and Levi Strauss. His contribution to the Board of Directors is vital to the Company’s growth plans as it seeks to grow its brand equity value on a global basis.

Mr. Hart has been a member of the Board of Directors since March 2006. He is a former Senior Vice President and Chief Technology Officer of 3Com Corporation where he was responsible for the overall strategic direction of the company during the 10 year period (September 1990 to September 2000) in which it grew annual revenue from $400 million to almost $6 billion. Prior to 3Com, Mr. Hart was Vice President of Engineering at Vitalink Communications Corporation where he led the group that invented, patented and shipped the industry’s first Ethernet switching products. Mr. Hart holds a Bachelor of Science in Mathematics from the University of Georgia.

Mr. Hart’s experience determining the strategic direction for large technology companies is valuable to the Board because the Board has significant influence over the Company’s business and technological strategies.

Mr. Mohr has been a member of the Board of Directors since 2005. He has been Senior Vice President and Chief Financial Officer of Intuitive Surgical, Inc., a provider of surgical robotics, since March 2006. Prior to joining Intuitive Surgical, Mr. Mohr was Vice President and Chief Financial Officer of Adaptec, Inc. Prior to joining Adaptec in July 2003, Mr. Mohr was an audit partner with PricewaterhouseCoopers LLP where he was most recently the managing partner of the firm’s West Region Technology Industry Group and led its Silicon Valley accounting and audit advisory practice. Mr. Mohr received his Bachelor of Business Administration in Accounting and Finance from Western Michigan University. Mr. Mohr is a member of the Board of Directors of Atheros Communications, Inc., a developer of semiconductor system solutions for wireless communications products. Mr. Mohr also serves as the Chairman of Atheros, Inc.’s Audit Committee.

Mr. Mohr’s experience in financial and accounting matters is important to the Board’s duty to oversee the Company’s financial reporting and to manage its relationship with its independent auditors.

Mr. Wery has been a member of the Board of Directors since 2001. He is a Director and employee of PRTM, a management consulting firm that provides strategy and operational consulting services to several technology industries. He leads PRTM’s Strategy and Merger and Acquisition practice and advises a broad range of communication equipment and services companies. He engages with senior management at these companies across a number of strategic and operational issues from external growth to enterprise-wide performance improvement programs. Mr. Wery joined PRTM in April 2000. Prior to joining PRTM, Mr. Wery was an Executive Vice President of Renaissance Worldwide, Inc., an international consulting firm, and also spent six years with Oliver Wyman, a consulting arm of Marsh & McLennan Company. Mr. Wery has a degree in Engineering and Business from the Universite Libre de Bruxelles and a Master of Business Administration from Indiana University.

Mr. Wery’s extensive professional experience addressing strategic and operational issues at leading technology companies across the electronics value chain enables him to provide unique insights and perspectives to the Board. His tenure on the Board and knowledge of the Company’s business and its industry make him a valuable Director.

COMPENSATION OF DIRECTORS

In fiscal year 2010, each Director, other than Mr. Kannappan, received a retainer fee of $12,500 per quarter, and the Chair of the Board received a quarterly retainer fee of $17,500. Directors also are entitled to reimbursement of expenses incurred in connection with attendance at Board and Committee meetings. No attendance fees are paid to Directors for meetings of the Board.

Each member of the Compensation Committee receives a quarterly retainer fee of $750, and the Chair of the Compensation Committee receives a quarterly retainer fee of $1,250. No meeting attendance fees are paid to Compensation Committee members.

Each member of the Audit Committee receives a quarterly retainer fee of $1,250 and the Chair of the Audit Committee receives a quarterly retainer fee of $2,500. No meeting attendance fees are paid to Audit Committee members.

Each member of the Nominating and Corporate Governance Committee receives a quarterly retainer fee of $500, and the Chair of the Nominating and Corporate Governance Committee receives a quarterly retainer fee of $1,000. No meeting attendance fees are paid to Nominating and Corporate Governance Committee members.

Each member of the Strategy Committee receives a quarterly retainer fee of $500. Members of the M&A Committee do not receive additional compensation for participation on this committee or for attendance at any meetings.

Each non-employee Director of Plantronics is entitled to receive the following automatic, non-discretionary equity grants under the 2003 Stock Plan: (1) an option grant to purchase 12,000 shares on the date such Director first becomes a non-employee Director; (2) an option grant to purchase 3,000 shares on the date of the annual meeting provided that such Director will continue to be a Director following the meeting; and (3) effective in fiscal year 2009 as approved by the stockholders at the July 23, 2008 annual meeting, in addition to the annual option grant, a grant of 2,000 shares of restricted stock to each non-employee Director who has continuously served in such capacity for six months preceding the date of the annual meeting. Mr. Kannappan is an employee of Plantronics and, as such, is not eligible to receive the automatic grants to Directors.

The following table summarizes the compensation paid to the Company’s Directors, other than Mr. Kannappan (whose compensation is fully reflected in the section entitled “Summary Compensation Table”), for the fiscal year ended March 31, 2010:

NON-EMPLOYEE DIRECTOR COMPENSATION FISCAL 2010

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Marv Tseu	$84,000	$46,960	$29,380	$-	$-	$625	$160,965

Brian Dexheimer	52,000	46,960	29,380	-	-	300	128,640

Gregg Hammann	60,000	46,960	29,380	-	-	625	136,965

John Hart	57,000	46,960	29,380	-	-	625	133,965

Marshall Mohr	60,000	46,960	29,380	-	-	625	136,965

Roger Wery	54,000	46,960	29,380	-	-	625	130,965

(1)	This amount represents the aggregate grant date fair value of stock-related awards computed in accordance with FASB ASC Topic 718.
(2)
The aggregate number of stock awards outstanding at March 31, 2010 for each Director is: Mr. Tseu 4,000 shares; Mr. Dexheimer 2,000 shares; Mr. Hammann 4,000 shares; Mr. Hart 4,000 shares; Mr. Mohr 4,000 shares; and Mr. Wery 4,000 shares.

(3)
The aggregate number of option awards outstanding at March 31, 2010 for each Director is: Mr. Tseu 27,000 shares; Mr. Dexheimer 15,000 shares; Mr. Hammann 24,000 shares; Mr. Hart 21,000 shares; Mr. Mohr 24,000 shares; and Roger Wery 36,000 shares.

(4)	Consists of dividends paid on stock awards.

PROPOSAL TWO
APPROVAL OF AMENDMENT TO THE 2003 STOCK PLAN

The stockholders are being asked to approve an amendment to the 2003 Stock Plan (the “Plan”) as described in further detail below. On March 15, 2010, the Board approved an increase of 1,200,000 shares issuable under the Plan, subject to stockholder approval. Our Named Executive Officers (“NEO” or “NEOs”) and Directors have an interest in this proposal as each of them is eligible to receive grants under the Plan. On June 1, 2010, the closing price of a share of Plantronics common stock on the NYSE was $28.84.

The stockholders are being asked to approve an increase to the number of shares of common stock authorized for issuance under the Plan from 9,000,000 shares to 10,200,000 shares, an increase of 1,200,000 shares. As of April 30, 2010, 1,745,698 shares remained available for future awards under the Plan only. There are no shares remaining for grant under our 1993 Stock Option Plan, the 1993 Director Stock Option Plan or the Inducement Plan (as defined below). As of April 30, 2010, under the 1993 Stock Option Plan, the 1993 Director Stock Option Plan, the Inducement Plan and the Plan, combined options to purchase 7,653,687 shares of the Company’s common stock were outstanding; this includes 4,948,905 options outstanding under the Plan and 12,500 options granted separately from the Plan as an inducement to certain employees in connection with the acquisition of Altec Lansing (the “Inducement Plan”). These options to purchase 7,653,687 shares had a weighted average exercise price of $25.11 and a weighted average remaining contractual life of 3.37 years. As of April 30, 2010, 376,290 shares of restricted stock had been issued and were outstanding. Subject to stockholder approval of the increase of 1,200,000 shares, there would then be 2,945,698 shares available for issuance under the Plan.

We currently expect to grant options and awards of restricted stock covering approximately 1,800,000 shares over the next 12 months which is equal to approximately 3.7% of the Company’s common shares outstanding as of April 30, 2010. Each year, we experience some cancellation of outstanding awards. Based on our historical cancellation rates, we anticipate cancellation of options and forfeitures of restricted stock covering approximately 600,000 shares. If that assumption proves correct, our net grants (grants less cancellations) would equal 1,200,000 shares or approximately 2.5% of the Company’s common stock outstanding as of April 30, 2010. Our actual net grants in fiscal 2010 were 1.3% of the Company’s common stock outstanding as of April 30, 2010. The low level of actual net grants in fiscal 2010 was due to (i) an unusually large level of cancellations as a result of options expiring without being exercised due to the exercise price being greater than the grant share price; (ii) cancellations due to the reductions in force in late fiscal year 2009; and (iii) the sale of Altec Lansing in December 2009.

We believe strongly that the increase of shares issuable under the Plan is essential to our continued success. Our employees are our most valuable assets. Our Board has determined that it is in the best interest of Plantronics and our stockholders to increase the shares issuable under the Plan. The Board believes that grants of stock options and other awards available under the Plan help create long-term equity participation in Plantronics and thereby assist in attracting, retaining, motivating and rewarding employees and Directors. If stockholders do not approve the amendment, it will not be implemented and we will have to limit the number of awards granted.

The amendment to the Plan also implements certain provisions relating to the following: (i) the administration by a committee comprised solely of two or more independent directors of all awards granted to outside directors, other than automatic, non-discretionary grants; and (ii) certain limitations on the acceleration of vesting of awards after they have been granted. See Appendix C for the complete text of the Amended and Restated 2003 Stock Plan.

Vote Required

The affirmative vote of a majority of votes cast is required to approve the amendment to the 2003 Stock Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2003 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 1,200,000 SHARES.

Summary of the 2003 Stock Plan

The following is a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan, as it is proposed to be amended and restated, as set forth in Appendix C, attached hereto.

Purposes

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for Directors, employees and consultants of Plantronics, and to promote the success of Plantronics’ business.

Administration

The Plan is administered by the Board or any committee of individuals appointed by the Board, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the Plan. The administrator has full power to select the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the Plan. The interpretation and construction of any provision of the Plan by the administrator will be final and conclusive.

Term of the Plan

The Plan became effective as of September 24, 2003, and will continue for a term of 10 years unless sooner terminated by the Board.

Eligibility

Nonstatutory stock options may be granted to employees, non-employee Directors and consultants of Plantronics or its parent or subsidiary companies (each referred to herein as a “participant”); provided, that, all grants of stock options to non-employee Directors will be automatic and non-discretionary (as described below). As of April 30, 2010 there were 1,039 employees and seven Directors entitled to receive grants under the Plan. Incentive stock options may only be granted to employees of Plantronics or its parent or subsidiary companies. Stock appreciation rights (“SARs”), restricted stock awards and restricted stock units may be granted only to employees, non-employee Directors and consultants of Plantronics and its parent or subsidiary companies.

Shares Subject to the Plan

As of April 30, 2010, the maximum number of shares of our common stock available for issuance under the Plan is 9,000,000 shares, of which 1,745,698 shares are available for future grant under the Plan. On March 15, 2010, the Board approved an increase of 1,200,000 shares of common stock issuable under the Plan, subject to stockholder approval of this Proposal Two. Shares subject to options or SARs will be counted against the share reserve as 1 share for every share subject thereto. Shares or units subject to restricted stock or restricted stock unit awards with a per share or unit purchase price at or lower than 100% of fair market value on the date of grant will be counted against the share reserve as 2.5 shares for every 1 share subject thereto. Correspondingly, to the extent that a share that counted as 2.5 shares against the Plan reserve at the time of grant pursuant to the preceding sentence is returned to the Plan (e.g., upon award termination, forfeiture or share repurchase), the Plan will be credited with 2.5 shares that will thereafter be available for future issuance under the Plan.

Stock Options

Each option granted under the Plan is to be evidenced by a written award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Maximum Grant An individual may not be granted options to purchase more than 500,000 shares during any fiscal year. Notwithstanding this limit, in connection with such individual’s initial employment with Plantronics, he or she may be granted options to purchase up to an additional 500,000 shares.

(b) Grants to Non-Employee Directors Plantronics may grant nonstatutory stock options to its non-employee Directors. In all cases, Awards granted to non-employee Directors, other than automatic, non-discretionary grants, shall be administered by a Committee comprised solely of two (2) or more independent Directors. Each non-employee Director will be granted an initial option to purchase 12,000 shares of Common Stock when such person first becomes a Director of the Company; thereafter, each non-employee Director will be granted an option to purchase 3,000 additional shares of Common Stock on the date of the Company’s annual stockholders’ meeting of each year, provided the non-employee Director will continue to be a non-employee Director of the Company through the applicable date and if, on such date, the eligible Director will have served on the Board of Directors for at least 6 months. Options granted to non-employee Directors expire seven years after the date of grant. In the event a non-employee Director ceases to be a Director as a result of his or her death, disability or retirement, any options granted to such Director following the 2004 Annual Meeting will remain exercisable, to the extent vested on the date of such termination, for up to one year following such termination. Other than the option grants described in this paragraph, non-employee Directors will not be eligible to receive other stock option awards pursuant to the Plan. In addition, in the event of a merger of Plantronics with or into another corporation or a “change in control” (as defined in the Plan) in which a non-employee Director is terminated or asked to resign, options granted to such non-employee Director will vest and be exercisable with respect to 100% of the shares subject to such option immediately prior to such merger or change of control.

(c) Exercise of the Option The administrator determines when options become exercisable; however, options generally are not exercisable until at least 12 months have passed following the date of the option grant. An option is exercised by giving written or electronic notice of exercise to Plantronics, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to Plantronics. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the award agreement and may consist of (1) cash, (2) check, (3) certain shares of Common Stock, (4) the delivery of a properly executed exercise notice together with such other documentation as the administrator and the broker, if applicable, will require to effect a cash-less exercise of the option and delivery to Plantronics of the amount of proceeds required to pay the exercise price, (5) any combination of the foregoing methods, or (6) such other consideration and method of payment permitted under applicable law; provided, however, that the issuance of a promissory note is not a permissible method of payment.

(d) Exercise Price The exercise price of options granted under the Plan is determined on the date of grant. The exercise price of incentive stock options and nonstatutory stock option must be at least 100% of the fair market value per share at the time of grant. An incentive stock option granted to a 10% stockholder may not have an exercise price less than 110% of the fair market value per share of the Common Stock at the time of grant. The fair market value of a share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the NYSE on the date of grant.

(e) Termination If the participant’s directorship, employment or consulting relationship with Plantronics (or its parent or subsidiary corporations) is terminated for any reason, including death or total and permanent disability, options may be exercised after such termination as to all of the shares as to which the participant was entitled to exercise at the date of such termination. The options may be exercised after termination within the period of time as is specified in the award agreement. If such period of time is not specified in the award agreement, then such period of time will equal 90 days in the case of termination other than upon death, disability or, for options granted prior to the 2004 Annual Meeting, retirement, and 12 months in the case of termination upon death, disability or, for options granted after the 2004 Annual Meeting, retirement. Notwithstanding the foregoing, all options must be exercised prior to the expiration of the term of an option as set forth in the award agreement.

(f) Term and Termination of Options At the time an option is granted, the administrator determines the period within which the option may be exercised. In no event may the term of an option be longer than seven years. No person may exercise an option after the expiration of its term. An incentive stock option granted to a participant who, at the time such option is granted, owns more than 10% of the voting power of all classes of stock of Plantronics, may not have a term of more than five years.

(g) Other Provisions The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as the administrator may determine.

Stock Appreciation Rights

Each stock appreciation right granted under the Plan will be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Maximum Grant An individual may not be granted stock appreciation rights to purchase more than 500,000 shares during any fiscal year. Notwithstanding this limit, in connection with such individual’s initial employment, he or she may be granted stock appreciation rights to purchase up to an additional 500,000 shares.

(b) Exercise of the Stock Appreciation Right. The administrator determines when stock appreciation rights become exercisable; however, stock appreciation rights generally are not exercisable until at least 12 months have passed following the date of grant. A stock appreciation right is exercised by giving written or electronic notice of exercise to Plantronics and specifying the number of shares of Common Stock to which the award is being exercised. Plantronics can pay the appreciation in either cash or shares of Common Stock.

(c) Exercise Price The administrator determines the exercise price of stock appreciation rights on the date of grant, which must be at least 100% of the fair market value per share at the time of grant.

(d) Payment Upon exercise of a stock appreciation right, a participant will be entitled to receive payment from Plantronics in an amount determined by multiplying:

•	The difference between the fair market value of a share on the date of exercise over the exercise price; times
•	The number of shares with respect to which the stock appreciation right is exercised.

In no event, however, may the payment exceed 100% of the exercise price associated with the stock appreciation right. At the discretion of the administrator, the payment may be in cash, in shares of equivalent value, or in some combination thereof.

(e) Termination If the participant’s directorship, employment or consulting relationship with Plantronics is terminated for any reason, including death or total and permanent disability, stock appreciation rights may be exercised after such termination as to all of the shares as to which the participant was entitled to exercise at the date of such termination. The stock appreciation rights may be exercised after termination within the period of time as is specified in the award agreement. If such period of time is not so specified, then such period of time will equal 90 days in the case of termination other than upon death, disability or, for stock appreciation rights granted prior to the 2004 Annual Meeting, retirement, and 12 months in the case of termination upon death, disability or, for stock appreciation rights granted after the 2004 Annual Meeting, retirement. Notwithstanding the foregoing, all stock appreciation rights must be exercised prior to the expiration of their term as set forth in the award agreement.

(f) Term and Termination of Stock Appreciation Rights At the time a stock appreciation right is granted, the administrator determines the period within which the stock appreciation right may be exercised, which in no event will be longer than seven years from the date of grant.

(g) Other Provisions The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as the administrator may determine.

Restricted Stock Awards

Non-employee Directors who have continuously served as non-employee Directors for the six months preceding the date of the annual meeting will receive a grant of 2,000 shares of restricted stock (or to the extent determined by the administrator, restricted stock units) on the date of each annual meeting. In addition, grants of restricted stock may be made to other eligible participants in the Plan. Each restricted stock award granted under the Plan is to be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Limitation During the fiscal year, no participant will receive restricted stock having an initial value greater than $1,000,000.

(b) Termination Subject to the terms of an agreement between Plantronics and a participant, if the participant’s directorship, employment or consulting relationship with Plantronics is terminated for any reason, including death or total and permanent disability, any unvested shares will be forfeited to Plantronics or Plantronics may repurchase any unvested stock obtained by the participant pursuant to a restricted stock award. Unless the administrator provides otherwise, the purchase price of the repurchased shares will equal the price originally paid, if any, for such shares by the participant.

(c) Term of Restricted Stock Awards The administrator determines the period during which a restricted stock award will vest, which period generally must be at least one year from the date of grant. In addition, if a restricted stock award is not subject to the achievement of performance goals, then such award generally will fully vest over a period of at least three years from the grant date.

(d) Other Provisions The restricted stock award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

Restricted Stock Units

Restricted stock units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the administrator are achieved or the awards otherwise vest. Each award of restricted stock units will be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Limitation During the fiscal year, no participant will receive restricted stock units having an initial value greater than $1,000,000.

(b) Terms of Restricted Stock Unit Awards The administrator will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of restricted stock units to be paid out to participants. The vesting period generally must be at least one year from the date of grant, provided that if an award is not subject to the achievement of performance goals, then such award generally will fully vest over a period of at least three years from the grant date (except in France where local law requires a two year vesting period and a two year holding period).

(c) Other Provisions The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

Performance Goals

The granting or vesting of awards of restricted stock and restricted stock units under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code and may provide for a targeted level or levels of achievement including: annual revenue; cash position; earnings per share; individual performance objectives; net income; operating cash flow; operating income; return on assets; return on equity; return on sales; and total stockholder return. The performance goals may differ from participant to participant and from award to award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

Nontransferability of Awards

Awards granted under the Plan are generally not transferable by a participant; however, the administrator may grant limited transferability of identified and vested awards (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (as such term is defined in the general instructions to Form S-8 under the Securities Act of 1933, or any successor thereto) through gifts or domestic relations orders, as permitted by the instructions to Form S-8 of the Securities Act of 1933.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

Changes in Capitalization Subject to any required action by the stockholders of Plantronics, in the event that Plantronics’ Common Stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to any outstanding award under the Plan, the exercise price of any such outstanding award, and any per-person or other share limits under the Plan. The Board will make any such adjustment and its determination in that respect will be final, binding and conclusive.

Dissolution or Liquidation In the event of a liquidation or dissolution, any unexercised award will terminate. The administrator may, in its sole discretion, provide that a participant will have the right to exercise all or any part of his or her award, including shares as to which the award would not otherwise be exercisable. In addition, the administrator may provide that any Company repurchase option applicable to any shares purchased upon exercise of an award will lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

Merger or Change of Control In connection with a merger of Plantronics with or into another corporation, or a “change in control,” as defined in the Plan, each outstanding award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding awards, the administrator will notify the participant that he or she has the right to exercise his or her options, rights to purchase restricted stock, and stock appreciation rights as to all of the shares subject to the award for a period of 15 days from the date of such notice and that the award will terminate upon the expiration of such period; moreover, all restrictions on restricted stock and all performance goals or other vesting requirements for restricted stock units will lapse.

Amendment and Termination of the Plan

The Board may amend the Plan at any time or from time to time or may terminate the Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Plan for which stockholder approval would be required under applicable law or regulation (including the requirements of the NYSE), as in effect at the time. In addition, pursuant to the terms of the Plan, the Board may not, without the approval of the stockholders, (i) materially increase the number of shares issuable under the Plan (unless such increase is made as an adjustment to a change in Plantronics’ capitalization), (ii) materially modify the requirements for eligibility to participate in the Plan, or (iii) reprice options issued under the Plan by lowering the exercise price of a previously granted award, by cancelling options and issuing replacements or by otherwise replacing existing options with substitute options with a lower exercise price. The Plan will terminate on September 23, 2013, unless terminated sooner by the Board. Any award outstanding under the Plan at the time of its termination will remain outstanding until they expire by their terms.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Plantronics of awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the Company’s stock is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss subject to appropriate holding periods.

Incentive Stock Options No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two-year or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the Company’s stock is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award (but not an award of restricted stock units) may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are considered “specified employees” of the Company, Section 409A requires that such individual’s distribution commence no earlier than 6 months after such individual’s separation from service. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

Tax Effect for the Company The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to Plantronics’ Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Plantronics can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. The Plan has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Plantronics to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN ELIGIBLE INDIVIDUAL MAY RESIDE.

New Plan Benefits

The number of awards that an employee or consultant may receive under the Plan is in the discretion of the Compensation Committee of the Board of Directors and therefore cannot be determined in advance. As March 31, 2010, only stock options and restricted stock awards were outstanding under the Plan.

The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during fiscal year 2010, (b) the average per share exercise price of such options, and (c) the fair market value of the restricted stock award shares granted during fiscal year 2010:

	(a)	(b)	(c)
Name and Position	Number of Options Granted	Average Per Share Exercise Price (4)	Value of Restricted Stock Awards (5)

Ken Kannappan	105,000	$20.37	$544,075
Director, President and CEO

Barbara Scherer	47,500	$19.60	$310,900
Senior Vice President and CFO

Don Houston	50,000	$19.47	$279,810
Senior Vice President, Sales

Philip Vanhoutte	12,000	$19.95	$124,360
Managing Director, Europe, the Middle East & Africa ("EMEA")

Renee Niemi	37,500	$20.30	$310,900
Senior Vice President, Communication Solutions

Executive Group (1)	264,000	$20.04	$1,663,315

Non-Executive Director Group (2)	18,000	$23.49	$373,080

Non-Executive Officer Employee Group (3)	1,066,351	$20.75	$2,735,920

(1)	The Executive Group is composed of all Executive Officers.
(2)	The Non-Executive Director Group is composed of all Plantronics Board of Directors except Ken Kannappan.
(3) (4)	The Non-Executive Officer Employee Group is composed of all Plantronics employees worldwide minus the Executive Group. The average per share exercise price is calculated as a weighted average.
(5)
Based on market value of Plantronics common stock at April 3, 2010 of $31.10, net of consideration paid $0.01 per share, multiplied by the number of restricted stock award shares granted during fiscal year 2010.

Non-Executive Directors are granted an option to purchase 12,000 shares of common stock on the date on which the person becomes a new Director. Annually thereafter, each continuing Non-Executive Director who has served for at least 6 months shall be automatically granted an option to purchase 3,000 shares of common stock. Effective fiscal year 2009, the date of the annual refresher grant was moved from January 15 to the date of the Company’s Annual Meeting each year. Prior to fiscal year 2009, Non-Executive Directors were not permitted to receive awards of Restricted Stock or Restricted Stock Units. Effective fiscal year 2009, Non-Executive Directors, provided they satisfy the service requirements contained in the Plan, will receive grants of 2,000 shares of Restricted Stock (or Restricted Stock Units) each year on the date of the Annual Meeting.

Equity Compensation Plan Information

The following table sets forth information with respect to Plantronics’ equity compensation plans as of the end of the most recently completed fiscal year:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	7,618,893	(3)	$25.05	2,480,017	(4)

Equity compensation plans not approved by security holders (2)	12,500		$33.49	-

Total	7,631,393		$25.06	2,480,017

(1)
Includes the 1993 Stock Option Plan, the 1993 Director Stock Option Plan, the 2003 Stock Plan and the 2002 Employee Stock Purchase Plan but does not include the additional 1,200,000 shares for the 2003 Stock Plan for which stockholder approval is being sought at the Annual Meeting.

(2)
Granted as a material inducement of employment to certain employees in connection with the Plantronics’ acquisition of Altec Lansing in 2005. The material features of this plan are substantially the same as those of Plantronics’ 2003 Stock Plan and are fully described in the Form S-8 filed by Plantronics with the SEC on August 18, 2005 and in Note 12 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(3)	Excludes purchase rights accruing under the 2002 ESPP.
(4)
Consists of shares available for future issuance as follows: the 1993 Stock Option Plan (no shares remaining for future grants), the 1993 Director Stock Option Plan (no shares remaining for future grants), the 2003 Stock Plan (1,809,622), and the 2002 ESPP (670,395).

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), independent registered public accounting firm, to audit the consolidated financial statements of Plantronics for fiscal year 2011. The Board of Directors recommends that stockholders vote for ratification of such appointment. If Proposal Three is not approved, the Audit Committee will reconsider its selection.

PricewaterhouseCoopers has audited Plantronics’ consolidated financial statements annually since 1988. A representative of PricewaterhouseCoopers will be available at the Annual Meeting to respond to questions. The PricewaterhouseCoopers representative will have an opportunity to make a statement at the Annual Meeting if he or she desire to do so.

Audit and Related Fees

The following is a summary of pre-approved fees and services approved by the Audit Committee and performed by our independent registered public accounting firm for the years ended March 31, 2009 and 2010:

	Fiscal Year Ended March 31,
Fee Category	2009	2010

Audit Fees	$2,410,709	$2,237,123
Audit-Related Fees	-	-
Tax Fees	119,253	107,679
All Other Fees	3,900	3,900

Total	$2,533,862	$2,348,702

Audit Fees Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers for (i) the audit of our annual financial statements included in our Form 10-K; (ii) review of our interim financial statements included in the quarterly reports on Form 10-Q; (iii) services rendered by PricewaterhouseCoopers in connection with the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002; and (iv) consents and assistance in connection with other filings, including statutory audits and services, and other documents filed with the SEC.

Audit-Related Fees Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of Plantronics’ consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We had no such fees in fiscal years 2009 or 2010.

Tax Fees Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice and tax planning.

All Other Fees Consists of fees billed to us for products and services provided by PricewaterhouseCoopers and not reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Our Audit Committee believes that the services rendered by PricewaterhouseCoopers that led to the fees reported under “Audit Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining PricewaterhouseCoopers’ independence.

    Our Audit Committee has adopted pre-approval policies or procedures, so that all fees for services expected to be rendered by our independent registered public accounting firm are pre-approved by the Audit Committee. All of the services performed by PricewaterhouseCoopers referenced above were pre-approved by our Audit Committee.

All audit and non-audit services provided by PricewaterhouseCoopers to us must be pre-approved in advance by our Audit Committee unless the following conditions are met: (i) the service is one of a set of permitted services that the independent auditor is allowed to provide; (ii) the total amount of such services is less than or equal to a specified amount during the fiscal year in which the services are provided; and (iii) the services will be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit. All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service is presented to the Audit Committee at the next scheduled meeting.

Vote Required

Approval of the ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADDITIONAL INFORMATION

Security Ownership of Principal Stockholders and Management

The following table sets forth certain information with respect to beneficial ownership of common stock of Plantronics as of April 30, 2010 (except as noted below) as to (i) each person who is known by Plantronics to own beneficially more than 5% of the outstanding shares of common stock, (ii) each Director and each nominee for Director of Plantronics, (iii) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Plantronics (the Chief Executive Officer, the Chief Financial Officer and such other officers collectively the “Named Executive Officers” or the “NEO”s), and (iv) all Directors and Executive Officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class (3)
FMR LLC (4)	6,671,075	13.7%
82 Devonshire Street
Boston, Massachusetts 02109

PRIMECAP Management Company (5)	4,889,050	10.0%
225 South Lake Ave., Suite 400
Pasadena, California 91101

BlackRock, Inc. (6)	3,646,034	7.5%
40 East 52nd Street
New York, NY 10022

Ken Kannappan	1,083,631	2.2%
Barbara Scherer	290,428	*
Don Houston	268,819	*
Philip Vanhoutte	206,986	*
Renee Niemi	67,874	*
Roger Wery	35,124	*
Marv Tseu	32,124	*
Gregg Hammann	23,124	*
Marshall Mohr	23,124	*
John Hart	20,124	*
Brian Dexheimer	8,000	*
All Directors and All Executive Officers as a Group (13 persons)	2,178,827	4.3%

* Less than 1%.

(1)	Unless otherwise indicated, the address for each person and entity named in the table is c/o Plantronics, Inc., 345 Encinal Street, Santa Cruz, California 95060.
(2)
Includes underlying stock options held by Directors and Named Executive Officers that are exercisable within 60 days of April 30, 2010, as follows: Mr. Kannappan, 961,915 shares; Ms. Scherer, 232,943 shares; Mr. Houston, 214,429 shares; Mr. Vanhoutte, 172,193 shares; Ms. Niemi, 38,494 shares; Mr. Wery, 31,124 shares; Mr. Tseu, 22,124 shares; Mr. Hammann, 19,124 shares; Mr. Mohr, 19,124 shares; Mr. Hart, 16,124 shares; and Mr. Dexheimer 6,000 shares. All Directors and All Executive Officers as a group (13 persons), 1,827,617 shares.

(3)
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group calculated pursuant to Rule 13d-3 of the Securities Exchange Act and set forth in the table by the sum of the 48,868,504 shares of common stock outstanding on April 30, 2010 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of April 30, 2010 as set forth in footnote (2) above.

(4)
As of December 31, 2009, FMR Corp. claims sole dispositive power as to 6,671,075 shares and sole voting power as to 4,866,000 of these shares. Information provided herein is based solely upon FMR Corp.’s Schedule 13G filed on February 16, 2010.

(5)
As of February 28, 2010, PRIMECAP Management Company (“PRIMECAP”) claims sole dispositive power as to 4,899,050 shares and neither sole nor shared voting power over these shares, based solely upon PRIMECAP’s Schedule 13G filed on March 8, 2010. PRIMECAP has supplementally informed Plantronics that 3,701,500 of theses 4,899,050 shares were held by Vanguard Chester Funds – Vanguard PRIMECAP Fund, which is managed by PRIMECAP. In Amendment No. 17 to Schedule 13G filed February 4, 2010, Vanguard Chester Funds – Vanguard PRIMECAP Fund, 100 Vanguard Blvd., Malvern, PA 19355, reported that, as of December 31, 2009 it had sole voting power over 3,701,500 of these shares and neither sole nor shared dispositive power over any of these shares.

(6)
As of December 31, 2009, BlackRock, Inc., claims sole dispositive power as to 3,646,034 shares and sole voting power as to 3,646,034 shares. Information provided herein is based solely upon BlackRock, Inc.’s Schedule 13G filed on January 29, 2010.

Stock Ownership Requirements

On March 6, 2007, the Nominating and Corporate Governance Committee adopted a policy requiring all Directors and Executive Officers to own a certain amount of our Common Stock. “Executive Officers” are Plantronics Section 16 Officers. As of the beginning of fiscal year 2009 and fiscal year 2010, all Directors and Executive Officers met these requirements.

Outside Directors

As of the beginning of each fiscal year, all outside Directors shall hold the lesser of (i) that number of shares or the value of in-the-money vested stock options of Common Stock equal in value to $25,000; or (ii) 1,000 shares of Common Stock. The outside Directors must attain this ownership threshold by the later of (i) July 25, 2010, or (ii) four years after his or her appointment. The value of the shares of Common Stock will be calculated based on the higher of the actual cost of the shares or their fair market value. The value of vested in-the-money stock options shall be the fair market value less the exercise price. Any subsequent change in the value of the shares during such fiscal year will not affect the amount of stock that the Directors must hold during that year. The Board may modify this requirement on a case by case basis if compliance reasonably creates a hardship for any such Director.

President & Chief Executive Officer

At the beginning of each fiscal year, the President and Chief Executive Officer shall hold the lesser of (i) 25,000 shares of Common Stock, or (ii) that number of shares of Common Stock calculated by dividing the annual base salary of such Officer by the market price of the Common Stock at the beginning of each fiscal year. In calculating whether the President and Chief Executive Officer meets the requisite ownership, the value of in-the-money vested stock options may be included in the calculation of ownership. The ownership threshold must be attained by the later of (i) July 25, 2010, or (ii) four years after his or her acceptance of the position. The value of the shares will be calculated at the beginning of each fiscal year and will be based on the higher of the actual cost of the shares or their fair market value. The value of vested in-the-money stock options shall be the fair market value less the exercise price. Any subsequent change in the value of the shares will not affect the amount of stock that such Officer must hold during that year. The Board may modify this requirement on a case by case basis if compliance reasonably creates a hardship for such Officer.

Executive Officers

As of the beginning of each fiscal year, all Executive Officers shall hold the lesser of (i) that number of shares of Common Stock equal in value to $50,000 or the value of in-the-money vested stock options, or (ii) 3,000 shares of Common Stock. The Executive Officers must attain this ownership threshold by the later of (i) July 25, 2010, or (ii) four years after his or her acceptance of the position. The value of the shares of Common Stock will be calculated at the beginning of each fiscal year and will be based on the higher of the actual cost of the shares or their fair market value. The value of vested in-the-money stock options shall be the fair market value less the exercise price. Any subsequent change in the value of the shares during such fiscal year will not affect the amount of stock that such Executive Officers must hold during that year. The Board may modify this requirement on a case by case if compliance reasonably creates a hardship for any such Executive Officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Plantronics’ Compensation Philosophy and Guiding Principles

Plantronics’ executive compensation philosophy is that compensation should be competitive and vary significantly with performance of the Company. Accordingly, Plantronics’ compensation program is designed to link executive compensation to the performance of Plantronics and to the individual contribution of each named executive officer (“NEO”), as defined in Item 402(a) of Regulation S-K. The compensation program consists of base salary and variable incentives that reward NEOs for the achievement of performance goals which are designed to enhance long-term stockholder value as well as long-term equity incentives that align the interests of the NEOs with stockholders.

The guiding principles of the Plantronics’ executive compensation program are to: attract highly qualified executives to Plantronics and motivate them to perform at the highest levels; reward outstanding performance; retain executives whose skills are essential for building Plantronics’ business and creating long-term value creation; annually establish short-term targets for cash incentives that are directly tied to the overall financial performance of Plantronics as well as to individual areas of accountability; implement long-term incentives to align executive results with stockholder value creation and foster a sense of ownership in Plantronics; and provide a total compensation package that is competitive with the compensation paid to executives in similar positions at comparably sized companies so that Plantronics can recruit and retain NEOs to meet the foregoing principles.

Role of the Compensation Committee

The compensation policies for the NEOs are overseen by the Compensation Committee of the Board of Directors (“Committee”). Each Committee member is a non-employee independent director with experience in managing executives and making executive compensation decisions. The Committee solicits input from the CEO when making compensation decisions for the NEOs (other than the CEO), but the Committee makes the final decision on compensation without any NEO being present.

The Committee believes that compensation must be viewed holistically and therefore evaluates compensation based upon Total Direct Compensation (“TDC”). TDC is composed of base salary, non-equity cash incentives and long-term incentives (“LTI”). LTI is typically composed of equity granted in the form of stock options and shares of restricted stock.

Role of the CEO and CFO

Each year, the CEO provides the Committee with his assessment of each NEO’s performance with respect to the specific performance objectives that have been established by the CEO and the Committee for that particular NEO. He also provides his assessment of how each NEO’s performance influenced the overall performance of the Company. The CEO does not provide an assessment of his own performance. Based on this assessment, together with information provided by Mercer (US) Inc. (“Mercer”), the CEO also recommends changes to the compensation package for each NEO (other than himself). In addition, the CEO and CFO review and submit a report on the level of achievement, or scoring, with respect to each NEO’s performance goals and related bonus payment calculations, if any, on quarterly and annual incentive metrics to the Committee. The Committee makes the final decision on the amount and payment of any bonuses.

Role of the Compensation Consultant

The Committee has retained Mercer to provide information, analyses and advice regarding executive and director compensation. Mercer reports directly to the Committee Chair. At the Committee’s direction, Mercer provided the following services for the Committee during fiscal year 2010: advice on NEO target award levels within the non-equity and LTI programs and, as needed, on Committee actions with respect to compensation of NEOs; advice on bonus plan targets; ongoing advice on the design of Company's non-equity and LTI plans, and information on executive compensation trends. Mercer may contact employees of the Company for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Committee that the officers and/or employees also receive. All of the decisions with respect to the amount or form of executive and director compensation under the Company’s executive and director compensation programs are made by the Committee alone and reflect the assessment of the CEO and CFO, as discussed above, the information and advice provided by Mercer and other factors and considerations it deems relevant.

Compensation Elements

The basic components of Plantronics’ compensation program are:

Base Salaries. Base salaries are established based on the scope of each NEO’s responsibilities and benchmarked against compensation paid by similar sized companies for similar positions. Base salaries are generally targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies to remain competitive; however, the Committee does not target a specific percentile when setting compensation levels.

Short-Term Cash Incentive Bonuses-EIP. Under its revised Executive Incentive Plan, dated May 8, 2009 (the “EIP”), Plantronics has established (i) quarterly bonuses to focus the participants on Company and functional goals that are determined for each quarter; and (ii) annual bonuses to encourage participants to focus on achieving company-wide financial performance goals. The target award opportunities are expressed as a percent of base salary. The quarterly award opportunities are equal to one half of the total target award opportunity and payment of these awards is subject to achieving the Annual Corporate Financial Performance (as defined in the EIP). The quarterly bonuses are capped at 100% of target for each individual in the EIP. The remaining one half of the award opportunity is the annual bonus and payment of these awards is subject to achieving the threshold Annual Operating Income Amount (as defined in the EIP). In order for target awards to be paid these thresholds must be met. Calculations, performance evaluations and expected payouts are determined after the close of each quarter and actual payouts are made after the close of the fiscal year for which performance is being measured. Payouts under the annual portion of the EIP may not exceed 200% of the target level for each participant. The Committee determines the appropriate total target award opportunities for the participants in part by examining the median of the range of short-term cash incentives and target total cash compensation for executives in similar positions with similar responsibilities at comparable companies to achieve competitive target total cash compensation levels, but uses its own judgment in determining proper levels of compensation for the NEOs.

Long-Term Equity Incentives (“LTI”). This term refers to incentives granted in the form of stock options or restricted stock that reward the NEOs for performance over periods greater than one year. These incentives align executive compensation with the interests of Plantronics’ stockholders in creating value over time. The value of long-term incentives is calculated by valuing stock options using the Black-Scholes option-pricing model, and restricted stock is valued at fair market value which is the closing stock price as reported on the NYSE on the date of grant.

Total Direct Compensation (“TDC”). This term refers to the sum of LTI and Total Cash Compensation “TCC.” “Actual TCC” is defined as actual total cash compensation and is the sum of annual base salary and short-term cash incentives awarded under the EIP. “Target TCC” is defined as target total cash compensation and is the sum of annual base salary and the target short-term cash incentives. The Committee generally targets TDC at the median of the range for TDC for executives in similar positions with similar responsibilities at comparable companies to remain reasonably competitive. When the Company performs above the target planned for the year, NEOs will generally earn greater than median pay and when performance falls below pre-established thresholds, NEOs will earn less than median. Establishing a program which enables greater than median compensation when Company performance exceeds pre-established targets established by the Committee, supports the goal of having the compensation program incentivize NEOs to increase stockholder value.

Health and Welfare Benefits. The Company also provides NEOs with employee benefits such as medical and dental insurance and a 401(k) plan that are generally available to employees of Plantronics.

External Market References and Additional Factors

   In fiscal year 2008, the Committee decided that it would conduct an extensive executive compensation benchmark study every other year as it determined that the year over year volatility in market data is not necessarily an indication of real market movement. Accordingly, since Mercer conducted a benchmark study in fiscal year 2009, it did not conduct a study for fiscal year 2010. For a description of the study conducted in fiscal year 2009, see “The Benchmark Study” below. In reaching its decisions on compensation in fiscal year 2010, the Committee reviewed the benchmarking study conducted in the prior year, but, in view of the global economic recession and the dramatic changes that companies were taking to respond to the recession, the Committee did not rely substantially upon the 2009 benchmarking study because it reflected data derived prior to the recession.

   Mercer however did provide the Committee with information on current trends in executive pay in the technology sector. These trends reflected guidance relating to what companies were doing in response to the global economic recession and the decline in the equity markets. This information was used as a general point of comparison in discussing a particular element of compensation but was not used to set the actual compensation levels.

   Additionally, the Committee determined that it would take into consideration the executive team’s responses and actual improvements to the Company’s financial performance during the global recession in making compensation decisions. These included the sale of Altec Lansing (which had formed the Company’s AEG segment), the closing of its manufacturing facility in China, the outsourcing of the manufacturing of its Bluetooth headset business and other measures designed to reduce the Company’s cost structure to maintain profitability.

The Benchmark Study

In fiscal year 2009, Mercer, in collaboration with the Committee, used the following surveys to gather objective external compensation data:

Radford Executive Compensation Survey includes companies with $500 million to $1.5 billion in annual revenue. The more than 100 companies represented in this survey are primarily high-tech firms. A listing of these firms is set forth at Appendix D-1 to this Proxy Statement.

Mercer’s US Benchmark Database includes more than 100 companies in various industries that generally have annual revenue in the $500 million to $1.5 billion range. This survey provides compensation data for executives from companies in all industries, not just high technology firms. A listing of these firms is set forth at Appendix D-2 to this Proxy Statement.

Mercer’s Global Disclosure Database contains data from recent proxy statement disclosures for over 500 firms (more than 480 firms from all industries and more than 25 firms from the Tech Hardware and Equipment industry) with annual revenue between $400 million and $1.6 billion. A listing of these firms is set forth at Appendix D-3 to this Proxy Statement.

Background on Fiscal Year 2010 and NEO Pay Reductions

At the beginning of fiscal year 2010, the Company faced a severe downturn in the global economy that was expected to adversely affect its revenues and profitability. The Company undertook many initiatives to reduce costs, streamline operations and to increase profitability. These initiatives included the sale of Altec Lansing, closing its manufacturing facility in China, outsourcing the manufacturing of its Bluetooth headset business and reducing expenses through a variety of measures, including reducing its workforce.

In addition, the NEOs advised the Compensation Committee that they would voluntarily reduce their base salaries by 10%, and the CEO voluntarily reduced his base salary by 20%. These actions were taken to help reduce costs, and they also believed that executives at similar companies would take similar voluntary pay reductions. The NEOs also felt a salary reduction would be appropriate because they expected the Company’s employees to be negatively impacted by lower profit sharing (in which the NEOs do not participate). Taking a salary reduction would align the NEOs’ situation more closely with that of the Company’s employees. These reductions took effect in April of fiscal year 2010.

Elimination of NEO Pay Reductions

At its meeting on October 1, 2009, the Committee eliminated the NEOs voluntary pay reductions. At this meeting, the CEO noted that the Company had met or exceeded all of its cost savings objectives. The Committee’s decision to eliminate the voluntary pay reductions was based on the following reasons: (i) the Company’s financial performance for the first half of the fiscal year was higher than expected and was projected to be higher over the balance of the fiscal year; (ii) the economy did not deteriorate to the extent originally anticipated by the Company; (iii) Mercer reported that fewer companies instituted voluntary executive pay reduction programs than originally expected or eliminated them sooner than anticipated; and (iv) profit sharing for non-executive employees was not as negatively impacted by the recession as expected due to the better than expected financial performance. In addition, the Committee decided to pay the NEOs and the Board of Directors the amounts that their compensation had been reduced retroactively to the beginning of fiscal year 2010.

Base Salary

Based on the then existing economic environment, the elimination of voluntary salary reductions and the fact that cash compensation (base and target bonus potential) was near the median levels of the companies with which the Company competes for talent, the CEO advised the Committee that he believed no additional increase in total cash compensation for the NEOs was necessary. The Committee carefully considered the CEO’s input on performance, potential and other factors, as well as its own observations on the performance and contribution of each NEO. The Committee examined the recent performance of the Company as well as the global economy. As a result of these factors, the Committee did not change the target total cash compensation package for any NEO, including that of the CEO. However, as a result of the promotion of Ms. Renee Niemi to Senior Vice President, Communications Solutions in its meeting on October 30, 2009, the Committee gave Ms. Niemi a 10% increase in base salary and an increase in her bonus target from 50% to 65% of her base salary for a total increase in cash compensation of 21% on an annualized basis. This increase in her bonus opportunity made her compensation more comparable with other Senior Vice Presidents who report to Mr. Kannappan.

Short-Term Cash Incentive Compensation-EIP

The EIP has two components: a quarterly and an annual award bonus opportunity. The quarterly bonuses are intended to focus the participants on product group/segment or functional goals and the annual bonus is intended to focus them on company-wide objectives. The quarterly award opportunities are equal to one half of the total target award opportunity and are tied to achieving the Annual Corporate Financial Performance. The remaining one half of the award opportunity is the annual bonus and it is tied to the threshold Annual Operating Income Amount.

Each NEOs quarterly award could vary from 0% to 100% of his or her quarterly target. The annual bonus could range from 0% to 200% of his or her annual target. For example, the CEO’s quarterly target was 45% of his base salary and his annual target was 45% of his base salary. His quarterly bonus payouts could vary from 0% to 45% of his base salary while his annual bonus payout could vary from 0% to 90% of his base salary. Therefore, his short-term cash incentive compensation earned over the course of a fiscal year can vary from 0% to 135% of his base salary.

 Quarterly Bonus Measures, Targets, Performance and Payouts

Under the provisions of the EIP, the Committee determined that NEOs should have 60-80% of their quarterly target bonus opportunity based on non-Generally Accepted Accounting Principles (“GAAP”) operating income, inventory turns, and market share on a consolidated, segment, geographic region or business unit level, depending on the NEO. An additional 20-40% of the quarterly bonus opportunity was based on functional goals that varied by the NEO’s area of responsibility. Under the provisions of the EIP, the functional goals are scored quarterly but are not earned unless the threshold Annual Operating Income Amount is achieved.

Plantronics believes that market share is a performance motivator because it is an indicator of relative strength, and increases in market share can make a meaningful difference to the performance of that part of our business. The tables below illustrate the specific target for each NEO if the financial objective is measured at the consolidated or the segment level. If the financial objective is measured at a level below the segment level (such as geographic, region or business unit) and is not publicly disclosed information as filed with the SEC on Forms 8-K, 10-Q or 10-K, the target itself is not set forth below but the relative percent achievement is.

Ken Kannappan’s 2010 quarterly bonus plan and performance was as follows:

	Basis Under Which Performance Metric is		Quarter Ended
Performance Metric	Based On (if applicable)	Weight	June 30, 2009		September 30, 2009	December 31, 2009	March 31, 2010

Non-GAAP Operating Income	Consolidated
Target, in millions			$1,679		$3,160	$10,051	$7,140
Actual, in millions			$25,217		$26,757	$31,830	$35,848
Percentage of Target Achieved			125	% (1)	846.6%	316.7%	502.1%
Bonus Percentage Earned		75.0%	93.8%		635.0%	237.5%	376.6%

Inventory Turns (4)	Consolidated
Target			2.9		3.1	3.5	3.6
Actual			3.4		3.8	4.8	4.2
Percentage of Target Achieved			117.2%		122.6%	137.1%	116.7%
Bonus Percentage Earned		12.5%	14.7%		15.3%	17.1%	14.6%

Market Share (5)	OCC
Target (2)			-		-	-	-
Actual (2)			-		-	-	-
Percentage of Target Achieved			103.3%		104.7%	101.4%	99.4%
Bonus Percentage Earned		12.5%	12.9%		13.1%	12.7%	12.4%

Total Target Bonus			$70,538		$70,538	$70,538	$75,963
Total Percentage of Bonus Earned			121.3%		663.4%	267.3%	403.6%
Total Percentage of Bonus Payout (3)			100.0%		100.0%	100.0%	100.0%
Total Bonus Payout (6)			$70,538		$70,538	$70,538	$75,963

(1)	Non-GAAP Operating Income score capped at 125%.
(2)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(3)	Maximum payout per fiscal quarter is 100%.
(4)
Inventory Turns is defined as (consolidated quarterly cost of revenues multiplied by 4) divided by (consolidated net ending inventory balance for such quarter). The cost of revenues is measured on a GAAP basis.

(5)
Market share is defined as Plantronics revenue from Office and Contact Center (“OCC”) products divided by the sum of such revenue plus OCC revenue as reported from a leading competitor. We use this measure as no other public data on the OCC revenue of other competitors is readily available to our knowledge.

(6)	Under the provisions of the EIP, the goals are scored quarterly but are not earned unless the threshold annual operating income amount is achieved.

Mr. Kannappan’s quarterly objectives were focused on Company-wide objectives. Mr. Kannappan’s market share objective was measured on two-way OCC market share derived from the financial reports of a leading competitor and Plantronics.

When setting the incentive plan targets for fiscal 2010 goals, we took into account a range of factors including historical performance, the business plan for the 2010 fiscal year and the external market. External perspectives we considered included the financial performance of comparative groups on operating income, operating margin and asset utilization, market expectations in the form of equity analyst reports and the economic environment. We asked our independent compensation consultant to analyze these factors and, when we set the targets for threshold, target and maximum payout under the annual portion of the EIP, we utilized a probability based goal setting framework. Overall, between this approach on the annual portion of the EIP which would apply to Mr. Kannappan and all his direct reports, and the quarterly portion of the EIP, the structure is designed to achieve a payout at target on average over time. For example, over a ten year horizon following this approach, we would expect half the years to fall below target, half above and for the average to approximate target or a 100% level of payout on STI. During the three year period from fiscal year 2007 to fiscal year 2009, the range of achievement against objectives resulted in payouts under the short term cash incentive plan of 28% to 131% with an average over that period of 63%. In two of the three years, the payout was in the 30% range with one year at approximately 130%. Actual payout on STI vs. target for Mr. Kannappan in fiscal year 2010 was 144%, bringing the four year average to 83%, with 2 years well below 100% and 2 years above. These results are consistent with the design of the EIP.

Barbara Scherer’s 2010 quarterly bonus plan and performance was as follows:

	Basis Under Which Performance Metric is		Quarter Ended
Performance Metric	Based On (if applicable)	Weight	June 30, 2009		September 30, 2009	December 31, 2009	March 31, 2010

Non-GAAP Operating Income	Consolidated
Target, in millions			$1,679		$3,160	$10,051	$7,140
Actual, in millions			$25,217		$26,757	$31,830	$35,848
Percentage of Target Achieved			125.0	% (1)	846.6%	316.7%	502.1%
Bonus Percentage Earned		35.0%	43.8%		296.3%	110.8%	175.7%

Inventory Turns (4)	Consolidated
Target			2.9		3.1	3.5	3.6
Actual			3.4		3.8	4.8	4.2
Percentage of Target Achieved			117.2%		122.6%	137.1%	116.7%
Bonus Percentage Earned		12.5%	14.7%		15.3%	17.1%	14.6%

Market Share (5)	OCC
Target (2)			-		-	-	-
Actual (2)			-		-	-	-
Percentage of Target Achieved			103.3%		104.7%	101.4%	99.4%
Bonus Percentage Earned		12.5%	12.9%		13.1%	12.7%	12.4%

Functional
Percentage of Target Achieved			99.0%		98.6%	98.4%	99.4%
Bonus Percentage Earned		40.0%	39.6%		39.4%	39.4%	39.8%

Total Target Bonus			$30,469		$30,469	$30,469	$32,812
Total Percentage of Bonus Earned			110.9%		364.2%	180.0%	242.5%
Total Percentage of Bonus Payout (3)			100.0%		100.0%	100.0%	100.0%
Total Bonus Payout (6)			$30,469		$30,469	$30,469	$32,812

(1)	Non-GAAP Operating income score capped at 125%.
(2)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(3)	Maximum payout per fiscal quarter is 100%.
(4)
Inventory Turns is defined as (consolidated quarterly cost of revenues multiplied by 4) divided by (consolidated net ending inventory balance for such quarter). The cost of revenues is measured on a GAAP basis.

(5)
Market share is defined as Plantronics revenue from OCC products divided by the sum of such revenue plus OCC revenue as reported from a leading competitor. We use this measure as no other public data on the OCC revenue of other competitors is readily available to our knowledge.

(6)	Under the provisions of the EIP, the goals are scored quarterly but are not earned unless the threshold annual operating income amount is achieved.

Three of Ms. Scherer’s quarterly objectives (non-GAAP operating income, inventory turns and market share) were Company-wide objectives and composed 60% of her quarterly objectives in terms of value. The remaining 40% was tied to her role of leading the global Finance, Legal, Internal Audit, Information Technology and Human Resources functions. Examples of Ms. Scherer’s functional goals in fiscal year 2010 were to execute effectively any alternative selected by the Board of Directors with regard to Altec Lansing, which had formed the Company’s Audio Entertainment Group segment (“AEG”), implement a global point of sale database, achieve a 50% or greater reduction in capital spending and reduce past due accounts receivable in the Europe, Middle East and Africa (“EMEA”) region.

   When setting the incentive plan targets for fiscal 2010 goals, we took into account a range of factors including historical performance, the business plan for the 2010 fiscal year and the external market. External perspectives we considered included the financial performance of comparative groups on operating income, operating margin and asset utilization, market expectations in the form of equity analyst reports and the economic environment. We asked our independent compensation consultant to analyze these factors, and, when we set the targets for threshold, target and maximum payout under the annual portion of the EIP, we utilized a probability based goal setting framework. Overall, between this approach on the annual portion of the EIP and the quarterly portion of the EIP, the structure is designed to achieve a payout at target on average over time. For example, over a ten year horizon following this approach, we would expect half the years to fall below target, half above and for the average to approximate target or a 100% level of payout on STI. During the three year period from fiscal year 2007 to fiscal year 2009, the range of achievement against objectives resulted in payouts under the short term cash incentive plan of 33% to 130% with an average over that period of 67%. In two of the three years, the payout was in the 35% range with one year at approximately 130%. Actual payout on STI vs. target for Ms. Scherer in fiscal year 2010 was 144%, bringing the four year average to 86%, with two years well below 100% and two years above. These results are consistent with the design of the EIP.

Don Houston’s 2010 quarterly bonus plan and performance was as follows:

	Basis Under Which Performance Metric is		Quarter Ended
Performance Metric	Based On (if applicable)	Weight	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010

Non-GAAP Operating Income	North
Target (1)	America/Asia		-	-	-	-
Actual (1)	Pacific Regions		-	-	-	-
Percentage of Target Achieved (2)	("NA/APAC")		125.00%	565.9%	238.3%	331.8%
Bonus Percentage Earned		35.0%	43.8%	198.1%	83.4%	116.1%

Inventory Turns (3)	Consolidated
Target			2.9	3.1	3.5	3.6
Actual			3.4	3.8	4.8	4.2
Percentage of Target Achieved			117.2%	118.2%	137.1%	116.7%
Bonus Percentage Earned		12.5%	14.7%	14.8%	17.1%	14.6%

Market Share (4)	OCC
Target (1)			-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved			103.3%	104.7%	101.4%	99.4%
Bonus Percentage Earned		12.5%	12.9%	13.1%	12.7%	12.4%

Functional
Percentage of Target Achieved			81.3%	74.4%	73.2%	64.9%
Bonus Percentage Earned		40.0%	32.5%	29.8%	29.3%	26.0%

Total Target Bonus			$27,625	$27,625	$27,625	$29,750
Total Percentage of Bonus Earned			103.8%	255.7%	142.5%	169.1%
Total Percentage of Bonus Payout (2)			100.0%	100.0%	100.0%	100.0%
Total Bonus Payout (5)			$27,625	$27,625	$27,625	$29,750

(1)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(2)	Maximum payout per fiscal quarter is 100%.
(3)
Inventory Turns is defined as (Audio Communications Group (“ACG”) segment quarterly cost of revenues multiplied by 4) divided by (ACG segment net ending inventory balance for such quarter). The cost of revenues is measured on a GAAP basis.

(4)
Market share is defined as Plantronics revenue from OCC products divided by the sum of such revenue plus OCC revenue as reported from a leading competitor. We use this measure as no other public data on the OCC revenue of other competitors is readily available to our knowledge.

(5)	Under the provisions of the EIP, the goals are scored quarterly but are not earned unless the threshold annual operating income amount is achieved.

Mr. Houston manages the North America, Latin America and Asia-Pacific sales regions for Plantronics. Accordingly 35% of his quarterly incentives were tied to non-GAAP operating income for these geographic regions for what was known as the Audio Communications Group segment, which is now reported in our Continuing Operations as we operate as one segment as a result of the sale of Altec Lansing on December 1, 2009. In addition, 25% of his quarterly objectives were tied to the Company-wide inventory turns and OCC market share.

The remaining 40% of his quarterly incentive was tied to his sales function responsibilities. Examples of Mr. Houston’s functional goals in fiscal year 2010 were to execute effectively any alternative selected by the Board of Directors with regard to AEG, meet certain targets for shipments of units of the SAVI product family, and capture significant accounts for the Voyager Pro and Discovery 975 products.

When setting the incentive plan targets for fiscal 2010 goals, we took into account a range of factors including historical performance, the business plan for the 2010 fiscal year and the external market. External perspectives we considered included the financial performance of comparative groups on operating income, operating margin and asset utilization, market expectations in the form of equity analyst reports and the economic environment. We asked our independent compensation consultant to analyze these factors and, when we set the targets for threshold, target and maximum payout under the annual portion of the EIP, we utilized a probability based goal setting framework. Overall, between this approach on the annual portion of the EIP and the quarterly portion of the EIP, the structure is designed to achieve a payout at target on average over time. For example, over a ten year horizon following this approach, we would expect half the years to fall below target, half above and for the average to approximate target or a 100% level of payout on STI. During the three year period from fiscal year 2007 to fiscal year 2009, the range of achievement against objectives resulted in payouts under the short term cash incentive plan of 33% to 130% with an average over that period of 67%. In two of the three years, the payout was in the 35% range with one year at approximately 130%. Actual payout on STI vs. target for Mr. Houston in fiscal year 2010 was 144%, bringing the four year average to 87%, with two years well below 100% and two years above. These results are consistent with the design of the EIP.

Philip Vanhoutte’s 2010 quarterly bonus plan and performance was as follows:

	Basis Under Which Performance Metric is		Quarter Ended
Performance Metric	Based On (if applicable)	Weight	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010

Non-GAAP Operating Income	EMEA Region
Target (1)			-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved (2)			116.8%	119.9%	214.2%	236.8%
Bonus Percentage Earned		35.0%	40.9%	42.0%	75.0%	82.9%

Inventory Turns (3)	EMEA Region
Target (1)			-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved			95.0%	105.0%	167.5%	140.0%
Bonus Percentage Earned		12.5%	11.9%	13.1%	20.9%	17.5%

Market Share (5)	OCC
Target (1)			-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved			103.3%	104.7%	101.4%	99.4%
Bonus Percentage Earned		12.5%	12.9%	13.1%	12.7%	12.4%

Functional
Percentage of Target Achieved			100.0%	44.9%	36.1%	111.1%
Bonus Percentage Earned		40.0%	40.0%	18.0%	14.4%	44.4%

Total Target Bonus			$16,928	$16,928	$16,928	$18,230
Total Percentage of Bonus Earned			105.7%	86.2%	123.0%	157.2%
Total Percentage of Bonus Payout (2)			100.0%	86.2%	100.0%	100.0%
Total Bonus Payout (4) (6)			$16,928	$14,593	$16,928	$18,230

(1)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(2)	Maximum payout per fiscal quarter is 100%.
(3)	Inventory Turns is defined as (EMEA region quarterly standard cost of revenues multiplied by 4) divided by (EMEA region average net inventory balance for such quarter).
(4)
Mr. Vanhoutte’s cash compensation is paid in Great Britain Pounds (GBP), but is reported here in U.S. Dollars (USD). Amounts paid in GBP were converted to USD using the exchange rate in effect at the time of each payment to Mr. Vanhoutte.

(5)
Market share is defined as Plantronics revenue from OCC products divided by the sum of such revenue plus OCC revenue as reported from a leading competitor. We use this measure as no other public data on the OCC revenue of other competitors is readily available to our knowledge.

(6)	Under the provisions of the EIP, the goals are scored quarterly but are not earned unless the threshold annual operating income amount is achieved.

Mr. Vanhoutte manages the EMEA geographic region. Accordingly, 35% of his quarterly incentives were tied to non-GAAP operating income for this geographic region. Mr. Vanhoutte’s market share objective was based on two-way OCC market share derived from the financial reports of GN Netcom (“GN”) and Plantronics.

The remaining 40% of his quarterly incentive was tied to his functional responsibilities in EMEA. Examples of Mr. Vanhoutte’s functional goals in fiscal year 2010 were to execute effectively any alternative selected by the Board of Directors with regard to AEG, meet certain targets for shipments of units of the SAVI product family and capture significant accounts for the Voyager Pro and Discovery 975 products.

When setting the incentive plan targets for fiscal 2010 goals, we took into account a range of factors including historical performance, the business plan for the 2010 fiscal year and the external market. External perspectives we considered included the financial performance of comparative groups on operating income, operating margin and asset utilization, market expectations in the form of equity analyst reports and the economic environment. We asked our independent compensation consultant to analyze these factors and, when we set the targets for threshold, target and maximum payout under the annual portion of the EIP, we utilized a probability based goal setting framework. Overall, between this approach on the annual portion of the EIP and the quarterly portion of the EIP, the structure is designed to achieve a payout at target on average over time. For example, over a ten year horizon following this approach, we would expect half the years to fall below target, half above and for the average to approximate target or a 100% level of payout on STI. During the three year period from fiscal year 2007 to fiscal year 2009, the range of achievement against objectives resulted in payouts under the short term cash incentive plan of 22% to 127% with an average over that period of 70%. Actual payout on STI vs. target for Mr. Vanhoutte in fiscal year 2010 was 146%, bringing the four year average to 89%, with two years well below 100% and two years above. These results are consistent with the design of the EIP.

Renee Niemi’s 2010 quarterly bonus plan and performance was as follows:

	Basis Under Which Performance Metric is		Quarter Ended
Performance Metric	Based On (if applicable)	Weight	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010

Non-GAAP Operating Loss (year-to-date)	Mobile &
Target, in millions (1)	Entertainment		-	-	-	-
Actual, in millions (1)	("M&E")		-	-	-	-
Percentage of Target Achieved (2)			125.0%	180.2%	613.9%	238.2%
Bonus Percentage Earned		50.0%	62.5%	90.1%	307.0%	119.1%

Inventory Turns (3)	M&E
Target (1)			-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved			122.2%	124.0%	136.4%	134.0%
Bonus Percentage Earned		25.0%	30.6%	31.0%	34.1%	33.5%

Market Share (4)	OCC
Target (1)			-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved			103.3%	104.7%	101.4%	99.4%
Bonus Percentage Earned		5.0%	5.2%	5.2%	5.1%	5.0%

Functional
Percentage of Target Achieved			106.2%	104.5%	106.0%	42.5%
Bonus Percentage Earned		20.0%	21.2%	20.9%	21.2%	8.5%

Total Target Bonus			$15,625	$15,625	$22,344	$24,063
Total Percentage of Bonus Earned			119.5%	147.2%	367.3%	166.1%
Total Percentage of Bonus Payout			100.0%	100.0%	100.0%	100.0%
Total Bonus Payout (5)			$15,625	$15,625	$22,344	$24,063

(1)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(2)	Maximum payout per fiscal quarter is 100%.

(3)	Inventory Turns is defined as (M&E non-GAAP product quarterly cost of revenues (multiplied by 4) divided by (M&E ending inventory balance for such quarter).
(4)
Market share is defined as Plantronics revenue from OCC products divided by the sum of such revenue plus OCC revenue as reported from a leading competitor. We use this measure as no other public data on the OCC revenue of other competitors is readily available to our knowledge.

(5)	Under the provisions of the EIP, the goals are scored quarterly but are not earned unless the threshold annual operating income amount is achieved.

As a result of Ms. Niemi’s promotion to Senior Vice President, Communications Solutions in October 2009, she first became a NEO in fiscal year 2010. Ms. Niemi manages Communications Solutions for Plantronics. 75% of her quarterly incentives were tied to non-GAAP operating income and inventory turns for the M&E product lines, and 5% to OCC market share. Examples of her functional goals in fiscal year 2010 were to execute effectively any alternative selected by the Board of Directors with regard to AEG, and reduce the total supply chain cost for Bluetooth products.

When setting the incentive plan targets for fiscal 2010 goals, we took into account a range of factors including historical performance, the business plan for the 2010 fiscal year and the external market. External perspectives we considered included the financial performance of comparative groups on operating income, operating margin and asset utilization, market expectations in the form of equity analyst reports and the economic environment. We asked our independent compensation consultant to analyze these factors and, when we set the targets for threshold, target and maximum payout under the annual portion of the EIP, we utilized a probability based goal setting framework. Overall, between this approach on the annual portion of the EIP and the quarterly portion of the EIP, the structure is designed to achieve a payout at target on average over time. For example, over a ten year horizon following this approach, we would expect half the years to fall below target, half above and for the average to approximate target or a 100% level of payout on STI. Ms. Niemi began participating in the EIP in fiscal 2008. Actual payout on STI vs. target for Ms. Niemi in fiscal year 2010 was 144%, bringing the three year average (consistent with the period she participated in EIP) to 97%, with two years above 100% and one year below. These results are consistent with the design of the EIP.

Annual Award Opportunity

The annual award opportunity of the EIP rewards NEOs for meeting or exceeding the Annual Corporate Financial Performance Objective. This is comprised of the following two financial goals: non-GAAP Operating Income and Asset Utilization. Non-GAAP Operating Income is operating income that excludes certain non-recurring and non-cash expenses such as stock-based compensation charges, purchase accounting amortization, impairment of goodwill and long-lived assets and restructuring and other related charges. Asset utilization is defined as: fiscal year revenues divided by (average inventory + average accounts receivable – average accounts payable + average net property, plant and equipment) for the most recent five fiscal quarters.

The Non-GAAP Operating Income portion of this annual incentive is designed to reward growth in operating income, which should be a significant driver of stockholder value, and consequently accounts for 75% of this incentive. The Asset Utilization portion of this annual incentive addresses how efficiently the management team uses Plantronics assets and accounts for the remaining 25%. The maximum a NEO can earn for the annual incentive is 200% of his or her annual opportunity target.

The table below shows the weighting and minimum, target and maximum objectives under the EIP for fiscal year 2010:

Fiscal Year 2010 EIP Metrics	Weight	Minimum Award Multiplier 0.5x	Target Award Multiplier 1.0x	Maximum Award Multiplier 2.0x

ACG Non-GAAP Operating Income	75%	$15M	$25M	$60M
Asset Utilization	25%	2.00	2.50	3.50
	100%

The Committee established and approved the Award Multiplier targets set forth in the table above with the Target 1.0x column for fiscal year 2010 as the goal for 100% payout for the annual incentive. The Committee also set the Annual Corporate Financial Performance Objective which is the minimum threshold below which no annual incentive would be paid. This threshold for fiscal year 2010 was $15 million for ACG Non-GAAP Operating Income and 2.0 for Asset Utilization. Concurrently, the Committee established a maximum payout of 200% if the annual target of $60 million of Non-GAAP Operating Income and 3.5 of Asset Utilization is achieved.

The table below shows actual results with respect to the Annual Corporate Financial Performance Objective for fiscal year 2010:

Award Multiplier	Fiscal Year 2010 Results	Score	Weight	Total Percentage of Bonus Earned

ACG Non-GAAP Operating Income	$119.7M	200.0%	75%	150.0%
Asset Utilization	2.98	149.8%	25%	37.5%
				187.5%

The Committee maintains the right to require any participant in the EIP to repay the Company any amounts earned under the EIP if there is a material financial restatement of results for prior years. However, it is not the policy to automatically require repayments in such cases.

Target Versus Actual Total Cash Compensation Earned in Fiscal Year 2010

The following table lists the total cash compensation each NEO earned during fiscal year 2010 in comparison to target total cash compensation.

		Target Incentive Compensation			Actual Incentive Compensation
Name and Position	Base Salary	Total Quarterly Bonuses	Annual Bonus	Target TCC	Q1	Q2	Q3	Q4	Annual Bonus	Actual TCC	Actual TCC as a Percentage of Target TCC

Ken Kannappan	$639,058	$287,576	$287,576	$1,214,210	$70,538	$70,538	$70,538	$75,963	$539,205	$1,465,839	120.7%
Director, President and CEO

Barbara Scherer	$382,212	$124,219	$124,219	$630,649	$30,469	$30,469	$30,469	$32,812	$232,910	$739,340	117.2%
Senior Vice President and CFO

Don Houston	$346,538	$112,625	$112,625	$571,788	$27,625	$27,625	$27,625	$29,750	$211,172	$670,335	117.2%
Senior Vice President, Sales

Philip Vanhoutte (1)	$304,286	$68,996	$68,996	$442,278	$16,928	$14,593	$16,928	$18,230	$129,403	$500,368	113.1%
Managing Director, EMEA

Renee Niemi	$267,788	$77,657	$77,657	$423,102	$15,625	$15,625	$22,344	$24,063	$145,605	$491,050	116.1%
Senior Vice President, Communication Solutions

(1)
Mr. Vanhoutte’s cash compensation is paid in Great Britain Pounds (GBP), but is reported here in U.S. Dollars (USD). Amounts paid in GBP were converted to USD using the exchange rate in effect at the time of each payment to Mr. Vanhoutte.

Long Term Incentives - General

The Company offers long-term equity incentives to its NEOs through its 2003 Stock Plan. The Committee approves and authorizes grants of stock options and restricted stock to the NEOs after consideration of the equity that is granted to executives in similar jobs at comparable companies based on the bi-annual surveys discussed in “External Market References and Additional Factors” above, the individual’s scope of responsibilities, past performance, the input from the CEO and the potential to influence the long-term growth and profitability of Plantronics. The Committee gives no particular weight to any factor. A subjective determination is made after considering the foregoing factors in the aggregate.

Stock options granted to NEOs generally vest annually over three years from the date of grant and have a seven-year term. The three year vesting schedule was adopted in fiscal year 2007 as a result of the decrease in the pool of options available for grant to all eligible employees. To offset the smaller option grant awards, the Committee shortened the vesting schedule for the stock option awards. Restricted stock generally vests pro rata on a quarterly basis over a four-year period from the date of the grant, for grants of 10,000 or more shares. For grants under 10,000 shares, the vesting occurs pro rata on an annual basis over a four-year period from the date of the grant. A four year vesting schedule for restricted stock met the Company’s goals of retention of important employees and an opportunity to realize the gains for owning the stock.

Stock Options and Restricted Stock Grants

The Committee approved equity awards to the NEOs in the amounts described below on two occasions in fiscal year 2010. The first grant was approved and occurred on May 8, 2009.

On May 8, 2009, as part of its regular, semi-annual review of LTI for the NEOs, the Committee met and decided to make a grant of options. In considering the amount of options to grant, the Committee determined that it wanted to reward performance by the executives who had made and were executing difficult decisions to maintain profitability despite the decline in revenues as a result of the global recession so that the Company would stay viable even if the downturn were very severe and long-term, to position the Company for excellent financial performance once the economy began to recover, and to retain the NEOs who had taken voluntary salary reductions. The Committee also took into account the fact that it had decided to make all payments under the EIP subject to the full fiscal year audited financial results and the Committee’s final determination and thus there would be no payments under the EIP to any participants until June 2010, whereas in the past, the quarterly portion had paid out quarterly to the extent earned. The Committee made the change with regard to timing of payments under the EIP to mitigate against risks of good performance early in the year potentially being offset by weak performance later and to be able to fully consider the entirely of the fiscal year in rewarding the executive team. In addition, the Committee considered the LTI targets. Given these considerations, the Committee decided to grant options which in total were larger than it had historically targeted.

On October 30, 2009, the Committee approved a second grant of options. The Committee’s grant was based upon consideration of the following factors: (i) the history of the grants that had been given to each individual NEO as well as the history of the value they had contributed to the Company; (ii) the value of their vested and unvested options and the risk that the Company may not be able to retain such NEO; (iii) the number of shares available for all awards, the portion going to the executive team, and the budget for economic value and accounting expense; (iv) the general market trends for equity grant practices of other companies similar to the Company; (v) the proper mix of options and restricted stock awards; (vi) the total cash position of the executive team considering the salary reductions, and (vii) the projected amount of the funding of the bonus awards.

On May 7, 2010 (in the 2011 fiscal year), the Committee also approved and made grants to the NEOs. The Committee intends to continue to make grants on a semi-annual basis in the future, probably in the spring and fall, to mitigate any potential undue benefit or penalty to the NEOs and other employees because of the inherent volatility of the stock’s reaction to external factors in the economy. The Committee believes that this semi-annual approach to granting stock options is similar in concept to “dollar cost averaging” in investing.

    Grants are made shortly after financial results are announced, typically three days after the earnings release. The Committee believes this follows best practices in granting equity because most financial news has been announced and the markets have adjusted to this news. The Committee believes this practice further supports long-term growth in the value of Plantronics stock.

As noted above, each year the CEO provides the Committee with his assessment of each NEO’s performance with respect to the specific performance objectives that have been established for that particular executive. He also provides his assessment of how each NEO’s performance influenced the overall performance of the Company. The CEO does not provide an assessment of his own performance. Based on this assessment, together with information provided by Mercer relating to the general trends in the technology sector, he recommends the level of equity grants for each NEO (other than himself).

The CEO considered the following information to develop his recommendations for equity grants to the NEOs and the Committee considered the same information when deciding whether to accept the CEO’s recommendations:

—
The grant history of the NEOs and the current and potential value of each of their vested and unvested holdings. The NEO’s past performance, future contribution potential and other compensation elements the executive received and that the executives voluntarily took cuts in base salary.

—	The total grant pool and the portion going to the NEOs as a percent of the total.

—	Mercer’s review of general market trends in long-term incentive grant practices.

—	The high general economic volatility of the last year.

—
The fact that the Company’s executives had performed exceptionally well during the economic downturn by reacting quickly and smoothly to navigate to improved profitability. They did this while maintaining or increasing market share and addressing the initial stages of the Unified Communications strategy.

—	The historical grant levels and historical market data regarding equity awards for similar jobs in similar companies.

—	The anticipated value of the stock options.

—
An appropriate split of the total LTI award into stock options and restricted stock. The actual split for each executive was based on the CEO’s assessment and recommendation. In each case, factors considered included the benefit that would be received from stock options only if the stock price were to increase versus the fact that a benefit would be received from restricted stock whether the stock price increased or not.

—
The promotion of Ms. Renee Niemi to Senior Vice President, Communications Solutions as she had demonstrated operational excellence in the Company’s Bluetooth headset business, including exceptional product innovation, market share growth, improved product margins and winning a number of awards in an extremely challenging year and her new and her much broader responsibilities.

Based upon all of the above-referenced factors, Mr. Kannappan determined that grants should be made that would achieve a median LTI with appropriate variation based upon individual NEO performance. Accordingly, he recommended that the grants set forth below be made by the Committee. Mr. Kannappan reviewed his recommendations with the Committee’s compensation consultant and agreed to a mix equal to approximately 60% of the equity value in stock options and 40% of the equity value in restricted stock. This mix was generally consistent with Plantronics’ historic practice, and Mercer advised that it was consistent with market practice.

With regard to evaluating Mr. Kannappan’s recommendations, the Committee gave no particular weight to any factor and made a subjective determination after considering all of the relevant factors in the aggregate. For a discussion of Mr. Kannappan’s equity grants, see “Mr. Kannappan’s Long Term Incentive Equity Grants” below. Based on all of the above, the Committee accepted Mr. Kannappan’s recommendations and granted the following awards over a 12 month period:

Barbara Scherer:	10,000 shares of restricted stock and 47,500 stock options

Don Houston:	9,000 shares of restricted stock and 50,000 stock options

Philip Vanhoutte:	4,000 shares of restricted stock and 12,000 stock options

Renee Niemi:	10,000 shares of restricted stock and 37,500 stock options

Pay Mix for Fiscal Year 2010

A considerable portion of each NEO’s total direct compensation (“TDC”) is variable as opposed to fixed. In fiscal year 2010, 25% of the CEO’s target TDC consisted of base salary, 23% consisted of non-equity incentives (cash bonuses) and the remaining 52% consisted of long-term equity incentives. In fiscal year 2010, 30% of the CFO’s target TDC consisted of base salary, 20% consisted of non-equity incentives (cash bonuses) and 50% consisted of long-term incentives. The other NEOs had a similar target TDC structure, with a significant portion of their total direct compensation consisting of variable compensation (non-equity and equity incentives).

Perquisites

In addition to the standard employee benefits package provided to all employees of Plantronics, each NEO receives the following perquisites: car allowance, medical reimbursement insurance, legal and tax preparation fee reimbursement and four weeks of paid vacation. Mr. Kannappan also has a life insurance policy for which the Company pays an annual premium of $10,514.

Compensation of Chief Executive Officer

Total Cash Compensation (“TCC”) for the CEO is comprised of an annual base salary and the annual and quarterly bonus opportunities as set forth in the EIP. The annual and quarterly opportunities each make up 50% of the total EIP bonus target. See “Short-Term Cash Incentive Compensation” for a description of the EIP.

The Committee did not change the CEO’s salary or his cash incentive opportunity under the EIP for the current fiscal year. This was based on the belief that the economic environment remained highly uncertain and executive pay might fall as a result, and because the CEO had recommended that other NEOs should not receive an increase in their cash compensation.

Mr. Kannappan’s Long-Term Incentive-Equity Grant

The Committee approved a grant of 55,000 stock options to Mr. Kannappan on May 8, 2009. On this date, Plantronics’ stock closed at $16.97 and, utilizing the Black-Scholes options-pricing model, the value of this grant was $408,986.

In its meeting held October 1, 2009, the Committee reviewed Mr. Kannappan’s performance and found his performance to be commendable, in part because the Company had met or exceeded all of its cost savings objectives and the Company’s financial performance throughout the calendar year was higher than expected. In its meeting held on October 30, 2009, the Committee approved a grant to Mr. Kannappan of 17,500 shares of restricted stock and 50,000 stock options on October 30, 2009 and directionally targeted another 50,000 stock options to occur in May 2010. This decision was based upon the finding of the Board of Directors that Mr. Kannappan’s performance had been commendable (for the reasons discussed above), the equity grants that had been made to Mr. Kannappan during the prior year, a review of Mr. Kannappan’s recommendations for equity grants to his direct reports and extensive discussions, input and recommendations from Mercer.

The total value of the equity was estimated to be $1,643,000 when Plantronics stock was trading at $27.76. The value of the equity award equaled approximately 70% of equity value in stock options ($1,158,000) and 30% of the equity value in shares of restricted stock ($485,000). Mr. Kannappan’s award had a higher percentage of stock options than the other executives because the Committee felt it appropriate for Mr. Kannappan to have a higher degree of upside potential and downside risk in his compensation program. This is generally consistent with Plantronics’ historic philosophy and practice and aligned with market practice.

On May 7, 2010, when the additional grant of 50,000 options was approved by the Committee, the price of Plantronics stock was $30.04 and the total estimated value of the equity was $581,500.

Tax Deductibility of Executive Compensation

Section 162 of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per individual per year the federal income tax deductibility of compensation, other than performance-based compensation within the meaning of Section 162(m), paid to Plantronics’ Chief Executive Officer and to each of the other three most highly compensated executive officers, other than the Chief Financial Officer. The EIP and the 2003 Stock Plan permit the Committee to grant awards that qualify as performance-based compensation and the Committee structures bonuses under the EIP and awards of stock options and stock appreciation rights under the 2003 Stock Plan so that we are able to receive full tax deductibility with respect to those awards. With that said, the Committee considers one of its primary responsibilities to be structuring compensation programs that will attract, retain and reward executive talent necessary to maximize stockholder return. Accordingly, the Committee believes that the stockholders’ interests are best served in certain circumstances by providing compensation that is not performance-based (such as salary, time-vested restricted stock, perquisites and special cash incentives), which may be subject to the $1,000,000 annual limitation. To date, the $1,000,000 limitation has not been applicable to compensation paid to our executives and the Committee believes that, for the near future, there is little risk that Plantronics will lose any material tax deduction for executive compensation.

Employment and Change of Control Severance Agreements for the Company’s NEOs

Certain Named Executive Officers

The Committee develops and approves change of control severance agreements that were entered into with certain of its NEOs to mitigate the risk of not being able to retain its NEOs in the event of an acquisition of the Company. In entering into these agreements, the Committee’s primary objective was to ensure that the Company will have the continued dedication and objectivity of its NEOs, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these NEOs with those of the stockholders.

In general, each of the Change of Control Agreements for Mr. Houston and Ms. Niemi provide that, if a “Change of Control” (as defined in the Change of Control Agreements) occurs, then 100% of the executive’s outstanding equity awards will vest. In addition, if the executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” (as those terms are defined in the Change of Control Agreements) within twenty-four (24) months after a Change of Control, the executive will be entitled to receive:

•	accrued compensation;
•	a severance payment equal to the sum of:
•	100% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;
•	100% of the executive’s quarterly target incentive bonus; and
•	100% of the executive’s annual target incentive bonus.

The Change of Control Agreements also provide for the executive to receive the following severance benefits:

•	continuation of certain health benefits for the executive and his or her eligible dependents for not more than 12 months following the termination date; and
•	full vesting of the executive’s equity awards to the extent outstanding on the termination date and not otherwise vested.

The receipt of benefits under the Change of Control Agreements are subject to compliance with the terms of (i) the standard confidentiality agreement between the executive and Plantronics; (ii) an agreement not to solicit other employees to terminate their employment with Plantronics for a two year period; and (iii) a release of claims against Plantronics.

The Change of Control Agreements also contain provisions that are designed to result in the greatest amounts of benefits after taking into account taxes that may be payable under Section 4999 of the Internal Revenue Code if any of the benefits constitute “parachute payments” under 280G of the Internal Revenue Code.

The Change of Control Agreements provide that cash severance benefits will be payable following the executive’s “separation from service” with the Company within the meaning of Section 409A and that such payments may be subject to a six-month delay period if required under Section 409A.

The Change of Control Agreement for Ms. Scherer is identical to the Change of Control Agreements of the other NEOs described in this section with the exception that she will be entitled to receive a severance payment equal to the sum of (A) 200% of her annual base salary, (B) 200% of her quarterly target incentive bonus, and (C) 200% of her annual target incentive bonus. Ms. Scherer’s consideration under the Change in Control Agreement is greater than the other NEOs because a survey provided by Mercer on change of control practices indicated that Chief Financial Officers typically receive greater payments upon a change in control and the Committee agreed that this level of compensation, if the change of control payment was triggered, is appropriate for Ms. Scherer.

Mr. Kannappan’s Employment Agreement

In 1999, Mr. Kannappan entered into an employment agreement (the “Employment Agreement”) that provided, if his employment is terminated for any reason other than for Cause (as defined in the Employment Agreement), then Mr. Kannappan will be entitled to receive the benefits described below. In January 2009, the Company and Mr. Kannappan amended and restated the Employment Agreement (the “First Restated Employment Agreement”) to conform the agreement to the requirements of Internal Revenue Code Section 409A and to update the change of control provisions to fit current market conditions.

In November 2009, the Company and Mr. Kannappan amended the First Restated Employment Agreement (the “Second Restated Employment Agreement”). Under the Second Restated Employment Agreement, if Mr. Kannappan’s employment is terminated for any reason other than for Cause, then subject to Mr. Kannappan signing and not revoking a release of claims against the Company, for the period of twenty-four (24) months following the Termination Date (the “Severance Payment Period”) Mr. Kannappan shall be entitled to receive: (i) continued cash compensation payments equal to seventy-five percent (75%) of the average annual cash compensation earned using the four (4) full fiscal quarters immediately preceding the Termination Date; provided, however, that during fiscal year 2011, the time period for calculating seventy-five percent (75%) of the average annual cash compensation earned shall be measured by the average of the annual (four (4) successive quarters grouped together) cash compensation earned in the eight (8) full fiscal quarters immediately preceding the Termination Date and in fiscal year 2012 and thereafter, the time for calculating seventy-five percent (75%) of the average annual cash compensation earned shall be measured by the average annual (four (4) successive quarters grouped together) cash compensation earned in the twelve (12) full fiscal quarters immediately preceding the Termination Date and (ii) the continued provision of “Company Benefits,” including “Medical Benefits” (both as defined in the Second Restated Employment Agreement).

If Mr. Kannappan voluntarily reduces his compensation as a cost reduction measure, his continued cash compensation payment shall not be calculated as outlined immediately above, but instead, the continued cash compensation payment calculation shall equal seventy-five percent (75%) of the average of the annual cash compensation earned per year in the number of full fiscal quarters as specified above as if the voluntary reduction was not implemented.

The cash compensation shall be payable in accordance with the Company’s normal payroll policies as apply to Company executives. Such payments and the provision of Company Benefits shall be discontinued and the Company shall be entitled to a refund of all compensation paid upon a breach by Mr. Kannappan of his obligations with respect to proprietary information and a covenant not to compete or solicit.

If the Company terminates Mr. Kannappan’s employment without Cause or if Mr. Kannappan resigns from such employment for Good Reason, and such termination occurs on or within twenty-four (24) months after a Change of Control (both as defined in the Second Restated Employment Agreement), then Mr. Kannappan shall receive the following: (i) accrued compensation; (ii) a severance payment equal to the sum of (A) 300% of his annual base salary in effect immediately prior to the termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) 100% of his quarterly target incentive bonus; and (C) 100% of his annual target incentive bonus. The Second Restated Employment Agreement provides that, if Mr. Kannappan is entitled to receive both severance compensation described above and the compensation described in this paragraph, he shall be entitled to receive either such payment which yields him the greatest economic benefit. In addition, subject to Mr. Kannappan’s continued employment with the Company through the effective date of such Change of Control, all outstanding equity awards shall vest in full as to 100% of the unvested portion of the award.

The Second Restated Employment Agreement provides that cash severance benefits will be payable only following Mr. Kannappan’s “separation from service” with the Company within the meaning of Section 409A and that such payments may be subject to a six-month delay period if required under Section 409A.

Payments Upon Termination or Change of Control

Ken Kannappan

The following table shows the potential payments upon termination or a change of control of the Company for Ken Kannappan, the Company’s President and Chief Executive Officer as of March 31, 2010:

Executive Benefits and Payments Upon Separation	Termination for Any Reason Other Than For Cause		Termination Without Cause or for Good Reason After Change in Control		Termination for Cause

Compensation	$2,198,774	(1)	$2,492,326	(2)	$-

Benefits	$85,548	(3)	$61,196	(4)	$-

(1)
Assuming that the termination occurred during the period immediately following the end of fiscal year 2010, but before the end of the first fiscal quarter of 2011, and taking into account the fact that Mr. Kannappan earned his bonus for fiscal year 2010, Mr. Kannappan would be entitled to receive, for a period of 24 months following the Termination Date, continued cash compensation payments (in accordance with the Company’s normal payroll policies) equal to 75% of the average annual cash compensation earned during the four full quarters immediately preceding the Termination Date. The amount of such average annual cash compensation is $1,099,387, and the amount Mr. Kannappan is entitled to receive over the 24 month period is $2,198,774. For a complete description of the benefits Mr. Kannappan is entitled to receive as well as the conditions to which such payments are subject, see “Mr. Kannappan’s Employment Agreement” above.

(2)
Mr. Kannappan is entitled to receive: (i) accrued compensation; (ii) a severance payment equal to the sum of (A) 300% of his annual base salary in effect immediately prior to the termination date or (if greater) at the level in effect immediately prior to the change of control; (B) 100% of his quarterly target incentive bonus; and (C) 100% of his annual target incentive bonus.

(3)	Certain Company and medical benefits estimated at $85,548 based on fiscal year 2010 Company and medical benefit payments.
(4)	Certain employee benefits reasonably estimated at $61,196 based on fiscal year 2010 employee benefit payments.

The estimated benefit Mr. Kannappan would have received if his 138,195 unvested options held as of March 31, 2010 became fully vested as a result of a change of control is $1,553,826. The estimated benefit amount of unvested options was calculated by multiplying the number of unvested options held by the difference between the Company’s common stock of $31.10 and the exercise price of the option, with negative values reported as zero.

Barbara Scherer

The following table shows the potential payments upon termination or a change of control of the Company for Barbara Scherer, the Company’s Vice President Finance and Administration and Chief Financial Officer as of March 31, 2010:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination Without Cause or for Good Reason After Change in Control		Termination for Cause

Compensation	$-	$1,237,500	(1)	$-

Benefits	$-	$20,398	(2)	$-

(1)
If employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within twenty-four (24) months after a Change of Control, the executive will be entitled to receive (i) accrued compensation; (ii) a severance payment equal to the sum of (A) 200% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) 200% of the executive’s quarterly target incentive bonus; and (C) 200% of the executive’s annual target incentive bonus.

(2)	Certain employee benefits reasonably estimated at $20,398 for fiscal year 2010.

Don Houston

The following table shows the potential payments upon termination or a change of control of the Company for Don Houston, the Company’s Senior Vice President, Sales as of March 31, 2010:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination Without Cause or for Good Reason After Change in Control		Termination for Cause

Compensation	$-	$561,000	(1)	$-

Benefits	$-	$20,398	(2)	$-

(1)
If employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within twenty-four (24) months after a Change of Control, the executive will be entitled to receive (i) accrued compensation; and (ii) a severance payment equal to the sum of (A) 100% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) 100% of the executive’s quarterly target incentive bonus; and (C) 100% of the executive’s annual target incentive bonus.

(2)	Certain employee benefits reasonably estimated at $20,398 for fiscal year 2010.

Phillip Vanhoutte

Phillip Vanhoutte, the Company’s Managing Director, EMEA, does not have a Change of Control Severance Agreement with the Company. Mr. Vanhoutte has a standard form of employment agreement for salaried employees of Plantronics Ltd. that does not discriminate in terms of scope or terms of operation in his favor compared with those of other salaried employees who work for Plantronics in the United Kingdom.

Renee Niemi

The following table shows the potential payments upon termination or a change of control of the Company for Renee Niemi, the Company’s Senior Vice President, Communication Solutions as of March 31, 2010:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination Without Cause or for Good Reason After Change in Control		Termination for Cause

Compensation	$-	$453,750	(1)	$-

Benefits	$-	$6,878	(2)	$-

(1)
If employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within twenty-four (24) months after a Change of Control, the executive will be entitled to receive (i) accrued compensation; and (ii) a severance payment equal to the sum of (A) 100% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) 100% of the executive’s quarterly target incentive bonus; and (C) 100% of the executive’s annual target incentive bonus.

(2)	Certain employee benefits reasonably estimated at $6,878 for fiscal year 2010.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by Plantronics for fiscal years 2008, 2009 and 2010 to the Named Executive Officers. For a narrative description of our compensation philosophy and compensation elements, see “Compensation Discussion and Analysis.”

Name and Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)(5)	Total

Ken Kannappan	2010	$639,058	$-	$421,750	$905,196	$826,781	$-	$61,186	$2,853,971
Director, President and CEO	2009	$627,000	$-	$255,400	$480,286	$159,415	$-	$96,280	$1,618,381
	2008	$613,500	$-	$413,550	$190,690	$723,318	$-	$41,534	$1,982,592

Barbara Scherer	2010	$382,212	$-	$241,000	$396,757	$357,129	$-	$47,162	$1,424,260
Senior Vice President and CFO	2009	$375,000	$-	$76,620	$197,626	$79,523	$-	$42,586	$771,355
	2008	$367,500	$-	$165,420	$76,276	$311,099	$-	$31,406	$951,701

Don Houston	2010	$346,538	$-	$216,900	$415,347	$323,797	$-	$55,745	$1,358,327
Senior Vice President Sales	2009	$340,000	$-	$63,850	$155,110	$72,654	$-	$46,563	$678,177
	2008	$320,000	$-	$137,850	$57,207	$271,099	$-	$40,445	$826,601

Philip Vanhoutte (6)	2010	$304,286	$-	$96,400	$101,674	$196,082	$-	$49,904	$748,346
Managing Director - EMEA	2009	$318,258	$-	$63,850	$85,034	$35,784	$-	$42,244	$545,170
	2008	$368,958	$-	$110,280	$38,138	$234,088	$-	$57,021	$808,485

Renee Niemi (7)	2010	$267,788	$-	$241,000	$322,396	$223,262	$-	$35,419	$1,089,865
Senior Vice President – Communication Solutions	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Stock awards amounts reported are the aggregate grant date fair value of stock-related awards in fiscal 2010 computed in accordance with FASB ASC Topic 718. Refer to Note No. 2 – Significant Accounting Policies, Stock-Based Compensation Expense and Footnote No. 12 – Stockholders’ Equity to the Company’s consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 as filed June 1, 2010 for the assumptions used to value such awards.

(2)
Option awards amounts reported are the aggregate grant date fair value of stock-related awards in fiscal 2010 computed in accordance with FASB ASC Topic 718. Refer to Note No. 2 – Significant Accounting Policies, Stock-Based Compensation Expense and Footnote No. 12 – Stockholders’ Equity to the to the Company’s consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 as filed June 1, 2010 for the assumptions used to value such awards.

(3)	Amounts shown are the sum of the components (a) and (b) below:

a)
The following payments were made under the Quarterly Incentive Plan in fiscal 2008 respectively: Mr. Kannappan ($276,076), Ms. Scherer ($117,610), Mr. Houston ($102,619), and Mr. Vanhoutte ($86,701). The following payments were made under the Quarterly Incentive Plan in fiscal 2009 respectively: Mr. Kannappan ($159,415), Ms. Scherer ($79,523), Mr. Houston ($72,654) and Mr. Vanhoutte ($35,784). No payments were made under the Quarterly Incentive Plan of the EIP in fiscal year 2010. However, the following payments were made on June 4, 2010 under the Quarterly Incentive Plan of the EIP for fiscal 2010: Mr. Kannappan ($287,576), Ms. Scherer ($124,219), Mr. Houston ($112,625), Mr. Vanhoutte ($66,679) and Ms. Niemi ($77,657).

b)
In fiscal 2008, the following payments were made under the Annual Incentive Plan respectively: Mr. Kannappan ($447,242), Ms. Scherer ($193,489), Mr. Houston ($168,480), and Mr. Vanhoutte ($147,387). In fiscal 2009, the following payments were made under the Annual Incentive Plan respectively: Mr. Kannappan ($0), Ms. Scherer ($0), Mr. Houston ($0), Mr. Vanhoutte ($0) and Ms. Marion ($0). No payments were made under the Annual Incentive Plan of the EIP in fiscal year 2010. However, the following amounts were made on June 4, 2010 under the Annual Incentive Plan of the EIP for fiscal 2010: Mr. Kannappan ($539,205), Ms. Scherer ($232,910), Mr. Houston ($211,172), Mr. Vanhoutte ($129,403) and Ms. Niemi ($145,605).

(4)
Amounts shown include company contributions or other allocations to defined contribution plans for benefits such as employer 401(k) contributions, 401(k) match payments, pension contributions (for Mr. Vanhoutte), Restricted Stock Award dividends and insurance premiums.

(5)
Includes contributions for the Defined Compensation Program, a supplemental benefit program available only to vice presidents and above to reimburse participants for items such as medical co-payments, legal or financial planning services, and a car allowance. For Mr. Vanhoutte it also includes a gym membership and office allowance.

(6)
Mr. Vanhoutte’s cash compensation is paid in Great Britain Pounds (GBP), but is reported here in U.S. Dollars (USD). Amounts paid in GBP were converted to USD using the exchange rate in effect at the time of each payment to or on behalf of Mr. Vanhoutte.

(7)	Ms. Niemi was not a Named Executive Officer in fiscal year 2008 or fiscal year 2009.

Plan Based Awards

The following table shows information concerning plan based awards to the Named Executive Officers during fiscal year 2010:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date (1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock Awards	Grant Date Fair Value of Option Awards

Ken Kannappan (3)	5/8/2009	-	55,000	$16.97	$-	$408,986
	10/30/2009	17,500	50,000	24.11	421,750	496,210

Barbara Scherer	5/8/2009	-	30,000	16.97	-	223,083
	10/30/2009	10,000	17,500	24.11	241,000	173,674

Don Houston	5/8/2009	-	32,500	16.97	-	241,673
	10/30/2009	9,000	17,500	24.11	216,900	173,674

Philip Vanhoutte	5/8/2009	-	7,000	16.97	-	52,053
	10/30/2009	4,000	5,000	24.11	96,400	49,621

Renee Niemi	5/8/2009	-	20,000	16.97	-	148,722
	10/30/2009	10,000	17,500	24.11	241,000	173,674

(1)
Pursuant to the policy of the Compensation Committee, stock options are granted three days after quarterly financial results are announced. The exercise price of such options is equal to the closing market price of Plantronics’ common stock on the date of grant.

(2)	33.3% of the shares subject to the option vest on the one-year anniversary of the grant, and 1/36 of the shares subject to the option vest each month thereafter.
(3)	Please see discussion of acceleration of equity grants in the section entitled “Mr. Kannappan – Amended and Restated Employment Agreement.”

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the number of shares acquired and value realized for stock options exercised and restricted stock awards vested during fiscal year 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ken Kannappan	-	$-	20,806	$485,322
Barbara Scherer	40,000	$214,100	8,375	$206,871
Don Houston	30,000	$46,986	8,525	$204,958
Philip Vanhoutte	-	$-	6,275	$154,127
Renee Niemi	8,133	$41,299	4,775	$118,850

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information about stock options and restricted stock awards held by Named Executive Officers outstanding as of the end of fiscal year 2010:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Ken Kannappan (1)	120,000	-	35.46	6/29/2010
	150,000	-	17.49	6/22/2011
	190,000	-	21.35	11/1/2011
	150,000	-	16.50	7/15/2012
	100,000	-	26.90	9/3/2013
	50,000	-	40.48	9/22/2011
	24,000	-	27.16	10/19/2012
	100,000	-	20.44	10/27/2013
	16,111	3,889	27.58	10/26/2014
	19,166	10,834	24.17	5/2/2015
	16,528	18,472	12.78	10/27/2015
	-	55,000	16.97	5/8/2016
	-	50,000	24.11	10/30/2016	40,020	1,244,222

Barbara Scherer (2)	25,000	-	30.00	2/13/2011
	35,000	-	17.49	6/22/2011
	45,000	-	16.50	7/15/2012
	40,000	-	26.90	9/3/2013
	35,000	-	40.48	9/22/2011
	17,083	2,917	20.44	10/27/2013
	6,444	1,556	27.58	10/26/2014
	7,666	4,334	24.17	5/2/2015
	7,083	7,917	12.78	10/27/2015
	-	30,000	16.97	5/8/2016
	-	17,500	24.11	10/30/2016	21,125	656,776

Don Houston (3)	10,000	-	38.75	9/15/2010
	25,000	-	30.00	2/13/2011
	40,000	-	17.49	6/22/2011
	40,000	-	16.50	7/15/2012
	30,000	-	26.90	9/3/2013
	30,000	-	40.48	9/22/2011
	8,541	1,459	20.44	10/27/2013
	4,833	1,167	27.58	10/26/2014
	5,750	3,250	24.17	5/2/2015
	5,903	6,597	12.78	10/27/2015
	-	32,500	16.97	5/8/2016
	-	17,500	24.11	10/30/2016	22,300	693,307

Philip Vanhoutte (4)	100,000	-	25.84	9/22/2013
	50,000	-	25.84	9/22/2013
	8,541	1,459	20.44	10/27/2013
	3,222	778	27.58	10/26/2014
	3,833	2,167	24.17	5/2/2015
	2,361	2,639	12.78	10/27/2015
	-	7,000	16.97	5/8/2016
	-	5,000	24.11	10/30/2016	14,050	436,815

Renee Niemi (5)	20,000	-	36.85	6/6/2012
	4,270	730	20.44	10/27/2013
	133	934	27.58	10/26/2014
	200	2,600	24.17	5/2/2015
	4,722	5,278	12.78	10/27/2015
	-	20,000	16.97	5/8/2016
	-	17,500	24.11	10/30/2016	19,550	607,810

(1)	The first 8 options listed for Mr. Kannappan are fully vested. The remaining 5 options fully vest, in the order given, on 10/26/2010, 5/2/2011, 10/27/2011, 5/8/2012 and 10/30/2012.
(2)	The first 5 options listed for Ms. Scherer are fully vested. The remaining 6 options fully vest, in the order given, on 10/27/2010, 10/26/2010, 5/2/2011, 10/27/2011, 5/8/2012 and 10/30/2012.
(3)	The first 6 options listed for Mr. Houston are fully vested. The remaining 6 options fully vest, in the order given, on 10/27/2010, 10/26/2010, 5/2/2011, 10/27/2011, 5/8/2012 and 10/30/2012.
(4)	The first 2 options listed for Mr. Vanhoutte are fully vested. The remaining 6 options fully vest, in the order given, on 10/27/2010, 10/26/2010, 5/2/2011, 10/27/2011, 5/8/2012 and 10/30/2012.
(5)	The first option listed for Ms. Niemi is fully vested. The remaining 6 options fully vest, in the order given, on 10/27/2010, 10/26/2010, 5/2/2011, 10/27/2011, 5/8/2012 and 10/30/2012.

Compensation Committee Interlocks and Insider Participation

As noted above, Directors Tseu, Hammann and Hart served as members of the Compensation Committee during fiscal year 2010, none of whom was or has been an officer or employee of Plantronics and none of whom had any relationship requiring disclosure as required by Item 404 of Regulation S-K. None of the relationships described in Item 407(e)(4)(iii) of Regulation S-K exist.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Plantronics’ Officers and Directors, and persons who own more than ten percent of a registered class of Plantronics’ equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish Plantronics with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or certain written representations from the reporting persons, Plantronics believes that, during fiscal 2010, all filing requirements applicable to its Officers and Directors were performed in compliance with the requirements of Section 16(a) except that Ms. Scherer had one late filing relating to the sale of 500 shares.

OTHER MATTERS

Plantronics knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

For the Board of Directors

/s/ Rich Pickard
Rich Pickard
Secretary
Dated: June 11, 2010

APPENDIX A

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended March 31, 2010.

The Audit Committee of the Board of Directors has:

—
reviewed and discussed Plantronics’ consolidated audited financial statements for the fiscal year ended April 3, 2010 with Plantronics’ management, which has primary responsibility for those statements;

—
discussed with PricewaterhouseCoopers LLP, Plantronics’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T); and

—
received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

The Board of Directors determined that each member of the Audit Committee is, and has been at all times during the 2010 fiscal year, “independent” as defined under the NYSE listing standards and Plantronics independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement for members of Audit Committees. The Board of Directors has further determined that Directors Gregg Hammann, Marshall Mohr and Marv Tseu are “audit committee financial experts” as such term is defined in Item 407 of Regulation S-K, as promulgated by the SEC.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Plantronics’ 2010 Annual Report on Form 10-K.

The Audit Committee

Gregg Hammann
Marshall Mohr (Chair)
Marv Tseu

APPENDIX B
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and this Proxy Statement.

Members of the Compensation Committee:

Gregg Hammann (Chair)
John Hart
Marv Tseu

APPENDIX C
PLANTRONICS, INC.
2003 STOCK PLAN
Amended and restated, subject to approval of stockholders on July 27, 2010

SECTION 1.	PURPOSES AND DEFINITIONS

1.1	Purposes of the Plan. The purposes of this 2003 Stock Plan are:

(A)	to attract and retain the best available personnel for positions of substantial responsibility,

(B)	to provide additional incentive to Employees, Directors and Consultants, and

(C)	to promote the success of the Company’s business.

1.2
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Stock Appreciation Rights, and Restricted Stock Units, as determined by the Administrator at the time of grant.

1.3	Definitions. As used herein, the following definitions shall apply:

(A)	“Administrator” means the Board or any Committees as shall be administering the Plan, in accordance with Section 2.2.

(B)	“Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(C)
“Applicable Laws” means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(D)	“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock Awards, SARs, and Restricted Stock Units.

(E)
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan and shall include an Option Agreement and a Restricted Stock Award Agreement, as applicable. The Award Agreement is subject to the terms and conditions of the Plan.

(F)	“Board” means the Board of Directors of the Company.

(G)	“Cash Position” means the Company’s level of cash and cash equivalents.

(H)	“Change in Control” means the occurrence of any of the following events:

(i)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)
A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or

(iv)
The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(I)	“Code” means the Internal Revenue Code of 1986, as amended.

(J)	“Committee” means a committee of individuals appointed by the Board in accordance with Section 2.2.

(K)	“Common Stock” means the common stock of the Company.

(L)	“Company” means Plantronics, Inc., a Delaware corporation.

(M)	“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(N)	“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(O)	“Director” means a member of the Board.

(P)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(Q)
“Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(R)
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(S)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(T)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (NYSE), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(U)	“Fiscal Year” means the fiscal year of the Company.

(V)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(W)
“Individual Performance Objective” means any individual Company business-related objective that is objectively determinable within the meaning of Code Section 162(m) and the Treasury Regulations promulgated thereunder. Individual Performance Objectives shall include, but not be limited to, improvement in customer satisfaction, opening of additional retail stores, and similar objectively determinable performance objectives related to the Participant’s job responsibilities with the Company.

(X)	“Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(Y)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(Z)
“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of the grant of an individual Option or a Restricted Stock Award. The Notice of Grant is part of the agreement evidencing the terms and conditions of a specific grant.

(AA)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(BB)
“Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(CC)	“Operating Income” means the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

(DD)	“Option” means a stock option granted pursuant to the Plan, as evidenced by a Notice of Grant.

(EE)
“Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(FF)	“Optioned Stock” means the Common Stock subject to an Award.

(GG)	“Outside Director” means a Director who is not an Employee.

(HH)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(II)	“Participant” means the holder of an outstanding Award granted under the Plan.

(JJ)	“Performance Goals” will have the meaning set forth in Section 7.1 of the Plan.

(KK)	“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(LL)	“Plan” means this 2003 Stock Plan, as amended and restated.

(MM)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Restricted Stock Award or the early exercise of an Option.

(NN)	“Restricted Stock Award” means a grant of Restricted Stock pursuant to the Plan, as evidenced by a Notice of Grant.

(OO)
“Restricted Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and restrictions applying to stock granted under a Restricted Stock Award. The Restricted Stock Award Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(PP)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 6.

(QQ)
“Retirement” unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or any Parent or Subsidiary of the Company, will have such meaning as the Administrator may determine, or, if not so defined, will mean termination of Participant’s status as a Service Provider after he or she reaches age 55 and has completed at least ten (10) years of employment or service with the Company or any Parent or Subsidiary of the Company; provided, however, that with respect to Outside Directors who are granted Options pursuant to Section 3.2 hereof, “Retirement” will mean termination of an Outside Director’s status as a Director when (i) the Outside Director’s age is 55 or over and he or she has continuously been a Director for at least seven (7) years on the date of such termination or (ii) the Outside Director has continuously been a Director for at least ten (10) years from the date of such termination.

(RR)
“Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(SS)	“Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(TT)
“Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(UU)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(VV)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(WW)	“Securities Act” means the Securities Act of 1933, as amended.

(XX)	“Service Provider” means an Employee, Director or Consultant.

(YY)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 8.4.

(ZZ)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 5 is designated as an SAR.

(AAA)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(BBB)	“Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

SECTION 2.	ADMINISTRATION

2.1	Stock Subject to the Plan.

(A)
Subject to the provisions of Section 8.4, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 10,200,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(B)
Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of Section 2.1(D) as 2.5 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 2.1(A), 2.5 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(C)
Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. With respect to SARs, all of the Shares for which the Award is exercised (that is, Shares actually issued pursuant to a SAR, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan.

(D)
If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Pan, whether upon exercise or of an Award or issuance with respect thereto, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by or forfeited to the Company, such Shares shall become available for future grant under the Plan.

2.2	Administration of the Plan.

(A)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)
Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards as “performance based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)
Awards to Outside Directors. In all cases, Awards granted to Outside Directors, other than automatic, non-discretionary grants, shall be administered by a Committee comprised solely of two (2) or more independent Directors.

(v)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(B)
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)
to determine the terms and conditions of any Award in accordance with the provisions of the Plan; provided, however, that the Administrator will not permit any Participant to issue a promissory note in order to exercise or otherwise acquire Shares pursuant to an Award;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of satisfying applicable foreign laws;

(viii)
to modify or amend each Award (subject to Section 8.6(C)), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix)
to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by the Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)
to authorize any person to (i) make decisions, determinations and interpretations on behalf of the Administrator to the extent allowed under Applicable Laws, and (ii) execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(C)	Vesting Limitations.

(i)
The Administrator may not accelerate the vesting of Awards after they have been granted other than in connection with a change of control (including any vesting acceleration provided for in Section 8.4(C) and terminations of service following a change of control) or upon or in connection with a Participant’s termination of service due to death, Disability or Retirement.

(ii)
Except for any vesting acceleration provided for in Section 8.4(C), the Administrator may not grant Awards of Restricted Stock and Restricted Stock Units (“Full Value Awards”) that vest in full at a rate faster than three (3) years from their respective grant dates, unless the vesting of an Award is conditioned on the achievement of performance goals, in which case it may not vest in full at a rate faster than over one year following its grant date.

(iii)	The Administrator may:

(1)	Accelerate the vesting of Awards notwithstanding Section 2.2(C)(i), and

(2)	Grant Full Value Awards that do not satisfy the minimum vesting requirements set forth in Section 2.2(C)(ii),

but only up to a number of Shares subject to such Awards that in the aggregate equals 10% of the aggregate number of Shares reserved for issuance under the Plan pursuant to Section 2.1.

(D)
Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations, and those of any person authorized by the Administrator to make decisions, determinations and interpretations on behalf of the Administrator, shall be final and binding on all Participants and any other holders of Awards.

2.3
Eligibility. Nonstatutory Stock Options may be granted to Service Providers provided, that, Outside Directors may only be granted Nonstatutory Stock Options granted pursuant to Section 3.2. Incentive Stock Options may be granted only to Employees. Stock Appreciation Rights, Restricted Stock Awards and Restricted Stock Units may be granted only to Employees, outside Directors and Consultants.

SECTION 3.	STOCK OPTIONS

3.1	Limitations.

(A)
Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 3.1, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(B)	The following limitations shall apply to grants of Options:

(i)	No Participant shall be granted, in any Fiscal Year of the Company, Options to purchase more than 500,000 Shares.

(ii)
In connection with his or her initial employment, a Participant may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in Section 3.1(B)(i).

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 8.4.

(iv)
If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 8.4), the cancelled Option will be counted against the limits set forth in Sections 3.1(B)(i) and (ii).

3.2	Grants of Options to Outside Directors

(A)	Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i)	No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)	All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(iii)
Each person who first becomes an Outside Director following the effective date of this Plan shall be automatically granted an option to purchase 12,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

(iv)
After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 3,000 Shares (a “Subsequent Option”) on the date of the Company’s annual stockholders’ meeting of each year, provided the Outside Director will continue to be an Outside Director through the applicable date and, if on such date, he or she shall have served on the Board for at least the preceding six (6) months.

(v)
Notwithstanding the provisions of subsections (iii) and (iv) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased upon exercise of an Award to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(B)	The terms of an Option granted to an Outside Director shall be as follows:

(i)	the term of the Option shall be seven (7) years;

(ii)
the Option shall be exercisable only while the Outside Director remains a Director; provided, however, that for Options granted under this Section 3.2 on or after July 21, 2004, if an Outside Director ceases to be a Director as a result of the Outside Director’s death, Disability or Retirement, the Outside Director may exercise his or her Option granted pursuant to this Section 3.2 within one year of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) and if on the date of such termination the Outside Director is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan;

(iii)	the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option; and

(iv)
subject to accelerated vesting upon a merger or Change in Control as specified in Section 8.4(C), the Option shall vest and become exercisable as to 25% of the Shares subject to the Option on the first anniversary of the date of grant of the Option and shall vest and become exercisable as to 6.25% of the Shares subject to the Option at the end of each three-month period thereafter, if on such dates Participant has remained in continuous status as a Director.

(C)
The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

3.3
Term of Option. The term of each Option shall be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

3.4	Option Exercise Price and Consideration.

(A)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option

(1)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)	granted to any Employee other than an Employee described in Section 3.4(A)(i)(1), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

3.5
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

3.6
Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist, subject to Applicable Laws, entirely of:

(A)	cash;

(B)	check;

(C)
other Shares, including reservation by the Company of Shares issuable to the Participant upon exercise of an Option, which have a Fair Market Value on the date of surrender or reservation equal to the aggregate exercise price of the Shares as to which such Option shall be exercised;

(D)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(E)
a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company sponsored deferred compensation program or arrangement;

(F)	any combination of the foregoing methods of payment; or

(G)
such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that the issuance of a promissory note will not be a permissible form of consideration under the Plan.

3.7	Exercise of Option.

(A)
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(i)
An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8.4.

(ii)
Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(B)
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for ninety (90) days following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(C)
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(D)
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. If, at the time of death, a Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(E)
Retirement of Participant. If a Participant ceases to be a Service Provider as a result of his or her Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent the Option is vested on the date of Retirement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Award Agreement, for Options granted on or after July 21, 2004, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of Retirement, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after his or her Retirement, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

SECTION 4.	RESTRICTED STOCK AWARDS

4.1
Restricted Stock Awards. Restricted Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock Awards under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Award Agreement in the form determined by the Administrator.

4.2
Term of Restricted Stock Awards. The term of each Restricted Stock Award shall be stated in the Restricted Stock Award Agreement. A Restricted Stock Award may, in the discretion of the Administrator, vest over the Participant’s period of service or upon attainment of specified performance objectives, subject to Section 2.2(C).

4.3	Limitation on Restricted Stock Award Grants. No Participant shall receive Restricted Stock Awards in any Fiscal Year of the Company having an aggregate initial value greater than $1,000,000.

4.4
Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Award Agreement shall grant the Company a right of forfeiture or repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The forfeiture right or repurchase option shall lapse as the Restricted Stock Award vests.

4.5
Other Provisions. The Restricted Stock Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

4.6
Rights as a Stockholder. Once the Restricted Stock Award is exercised, the Participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock Award is exercised, except as provided in Section 8.4.

4.7	Cancellation of Restricted Stock Award. On the date set forth in the Restricted Stock Award Agreement, all unearned or unvested Restricted Stock shall be forfeited to the Company.

4.8
Restricted Stock Awards for Outside Directors. At each regularly scheduled Annual Meeting of Stockholders of the Company, Outside Directors who have continuously served in such capacity since the date six months preceding the date of the Annual Meeting shall receive a grant of 2,000 shares of Restricted Stock (or to the extent determined by the Administrator, Restricted Stock Units). The vesting of the Restricted Stock Awards granted hereunder may not occur at a rate faster than one year following the date of grant. If a Restricted Stock Award is not subject to achievement of performance goals, then subject to 8.4(C), such award will fully vest over a period of at least three (3) years from the date of grant.

SECTION 5.	STOCK APPRECIATION RIGHTS

5.1	Stock Appreciation Rights.

(A)
Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(B)
Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs covering up to an additional 500,000 Shares.

(C)
Exercise Price and Other Terms. The Administrator will have complete discretion to determine the terms and conditions of SARs granted under the Plan, subject to the provisions of the Plan and the following limitations:

(i)	the term of an SAR may not exceed seven (7) years from the date of grant;

(ii)	the exercise price of an SAR must be at least 100% of the Fair Market Value per Share on the date of grant; and

(iii)	the maximum payment any Participant may be entitled to receive pursuant to subsection (F) below shall not exceed 100% of the exercise price of the underlying SAR.

(D)
SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(E)
Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, that, the term of the SAR shall not exceed seven (7) years. Notwithstanding the foregoing, the rules of Sections 3.7(B), (C), and (D) also will apply to SARs.

(F)
Payment of SAR Amount. Subject to the limitation set out in Section 5.1 (C)(iii) above, upon the exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 6.	RESTRICTED STOCK UNITS

6.1
Grant of Restricted Stock Units. Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year no Participant will receive Restricted Stock Units having an initial value greater than $1,000,000.

6.2	Value of Restricted Stock. Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

6.3
Vesting. Subject to Section 2.2(C), a Restricted Stock Unit may, in the discretion of the Administrator, vest over the Participant’s period of service or upon attainment of specified performance objectives.

6.4
Performance Objectives and Other Terms. Subject to Section 2.2(C), the Administrator will set performance objectives (including, without limitation, continued service) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.5
Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

6.6
Form and Timing of Payment of Restricted Stock Units. Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

6.7
Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 7.	PERFORMANCE GOALS

7.1
Performance Goals. The granting and/or vesting of Restricted Stock Awards or Restricted Stock Units may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Performance Objectives (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Stockholder Return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies, (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable). Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

SECTION 8.	GENERAL PROVISIONS

8.1	Term of Plan. Subject to Section 8.11, the Plan shall become effective on September 24, 2003. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 8.6.

8.2
Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator, in its sole discretion, makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (as such term is defined in the general instructions to Form S-8 under the Securities Act of 1933, or any successor thereto) through gifts or domestic relations orders, as permitted by the instructions to Form S-8 of the Securities Act of 1933.

8.3
Leaves of Absence. The vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, unless the Administrator determines otherwise. A Service Provider will not cease to be an Employee in the case of (i)any leave of absence approved by the Company or (ii)transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

8.4	Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(A)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number of Shares as well as the price per Share covered by each outstanding Award, and the numerical Share limits in Sections 2, 3, 4, 5, and 6, shall be proportionately adjusted for any change in, or increase or decrease in the number of issued Shares, resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change, or increase or decrease in the number of issued Shares, effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Board shall make such adjustment, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(B)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for the Participant to have the right to exercise his or her Award prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, or earned, an Award will terminate immediately prior to the consummation of such proposed action.

(C)	Merger or Change in Control.

(i)
Awards. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

(1)
In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Option, Restricted Stock Award, or Stock Appreciation Right as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable, and all restrictions on Restricted Stock will lapse and all performance goals or other vesting criteria with respect to Restricted Stock Units will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option, Restricted Stock Award, or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option, Restricted Stock Award, or Stock Appreciation Right shall be fully vested and exercisable for a period of not less than fifteen (15) days from the date of such notice, and the Option, Restricted Stock Award, or Stock Appreciation Right shall terminate upon the expiration of such period.

(2)
For the purposes of this Section 8.4(C)(i), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control (and in the case of Restricted Stock Units, for each implied Share determined by dividing the value of the Restricted Stock Unit by the per Share consideration received by holders of Common Stock in the merger or Change in Control), an amount of consideration (whether stock, cash, or other securities or property) equal to the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Restricted Stock Award, or Stock Appreciation Right, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or Change in Control.

(3)
Notwithstanding anything in Section 8.4(C)(i)(2) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-asset sale corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(D)
Outside Director Option and Restricted Stock Grants. Notwithstanding anything in Section 8.4(C)(i) to the contrary, in the event of a merger of the Company with or into another corporation, or a Change in Control, in which an Outside Director is terminated or asked to resign, Options granted to such Outside Director under Section 3.2, and Restricted Stock Awards granted to such Outside Director under Section 4.8, shall vest 100% immediately prior to such merger or Change in Control. In the event of a merger or Change in Control in which an Outside Director is not terminated or asked to resign, such Outside Director’s Options granted under Section 3.2 and Restricted Stock Awards granted under Section 4.8 shall be treated under the terms of Section 8.4(C)(i).

8.5
Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

8.6	Amendment and Termination of the Plan.

(A)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(B)
Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Additionally, notwithstanding anything in the Plan to the contrary, the Board may not, without the approval of the Company’s stockholders:

(i)
materially increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization as set forth in Section 8.4(A);

(ii)	materially modify the requirements for eligibility to participate in the Plan, or

(iii)
reprice Options issued under the Plan by lowering the exercise price of a previously granted Award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower exercise price.

(C)
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

8.7	Conditions Upon Issuance of Shares.

(A)
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(B)
Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

8.8
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

8.9	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

8.10
Participant’s Relationship with Company. Neither the Plan nor any Award shall confer upon the Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

8.11
Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

 END OF PLAN

APPENDIX D
List of Companies Used in Benchmarks for Compensation Analysis

Appendix D-1
Radford Executive Compensation Survey

Company Name
2WIRE
3COM
ACTIVANT SOLUTIONS
ADAPTEC
ADVANCED ENERGY INDUSTRIES
AFFYMETRIX
AKAMAI TECHNOLOGIES
ALIGN TECHNOLOGY
ALLEGRO MICROSYSTEMS
AMCC
AQUANTIVE
ARGON ST
ARIBA
ARTHROCARE
ASPECT SOFTWARE
ASYST TECHNOLOGIES
ATHEROS COMMUNICATIONS
AVID TECHNOLOGY
AXCELIS TECHNOLOGIES
BAE SYSTEMS INFORMATION TECHNOLOGY
BAE SYSTEMS- NATIONAL SECURITY SOLUTIONS
BORLAND SOFTWARE
BOWE BELL & HOWELL
BROCADE COMMUNICATIONS SYSTEMS
BROOKS AUTOMATION
CABOT MICROELECTRONICS
CARL ZEISS MEDITEC
CELERITY
CHECKFREE
CNET NETWORKS
COGNEX
COGNOS
COHERENT
CORBIS
COVAD COMMUNICATIONS
CRAY

CREDENCE SYSTEMS
CREE
CSG SYSTEMS
CUBIC CORPORATION
CYMER
DENDRITE INTERNATIONAL
DIGITAL INSIGHT
DIGITAL RIVER
DOLBY LABORATORIES
DOT HILL SYSTEMS
DRESSER WAYNE
ECLIPSYS USA
ELECTRO SCIENTIFIC INDUSTRIES
EMS TECHNOLOGIES
EMULEX
ENTERASYS NETWORKS
EPICOR SOFTWARE
EPRI
EQUINIX
EXTREME NETWORKS
F5 NETWORKS
FEI COMPANY
FIRST FRANKLIN FINANCIAL
FLIR SYSTEMS
FORMFACTOR
FOUNDRY NETWORKS
GENERAL ATOMICS
GENESIS MICROCHIP
GLENAYRE ELECTRONICS
GSI GROUP
HARMONIC
HARRIS STRATEX NETWORKS
HITACHI HIGH TECHNOLOGIES AMERICA
HOWARD HUGHES MEDICAL
HUTCHINSON TECHNOLOGY
HYPERION SOLUTIONS
I2 TECHNOLOGIES
ICF INTERNATIONAL
INFOCUS
INFORMATICA
INFOSPACE
INTERMEC
INTERSIL
INTER-TEL
INTUITIVE SURGICAL

IOMEGA
ITG
ITRON
KOMAG
KRONOS
KYPHON
LATTICE SEMICONDUCTOR
LAWSON SOFTWARE
MACROVISION
MATTSON TECHNOLOGY
MCAFEE
MENTOR GRAPHICS
MICREL SEMICONDUCTOR
MICROSEMI
MIDWEST RESEARCH INSTITUTE
MISYS HEALTHCARE SYSTEMS
MITSUBISHI DIGITAL ELECTRONICS AMERICA
MONSTER CABLE PRODUCTS
MOVE.COM
MSC.SOFTWARE
NATIONAL INSTRUMENTS
NAVTEQ
NEC ELECTRONICS AMERICA
NETFLIX
NEWPORT
NIKON PRECISION
OKI DATA
OMNIVISION TECHNOLOGIES
OPEN SOLUTIONS
OPENWAVE
ORBITAL SCIENCES
PANDUIT
PHILIPS LUMILEDS LIGHTING COMPANY
PHOTRONICS
PLANAR SYSTEMS
PLANTRONICS
PMC-SIERRA
POLYCOM
POWERWAVE TECHNOLOGIES
PROGRESS SOFTWARE
PROVIDE COMMERCE
PSC
QAD
QLOGIC
QUANTUM

QUEST SOFTWARE
RADISYS
RAND
RCN
REALNETWORKS
RED HAT
RENESAS TECHNOLOGY AMERICA
RESMED
RF MICRO DEVICES
SEH AMERICA
SEMTECH
SENSUS METERING SYSTEMS
SERENA SOFTWARE
SILICON IMAGE
SILICON LABORATORIES
SILICON STORAGE TECHNOLOGY
SILTRONIC CORPORATION
SKILLSOFT
SKYWORKS SOLUTIONS
SOLIDWORKS
SPACE SYSTEMS/LORAL
SPIRENT COMMUNICATIONS
SPSS
SRI INTERNATIONAL
STANDARD MICROSYSTEMS
STRATUS TECHNOLOGIES
SUMCO USA PHOENIX
SVB FINANCIAL GROUP
SYBASE
SYNIVERSE TECHNOLOGIES
TDK ELECTRONICS
TEKELEC
THE MATHWORKS
THE MITRE CORPORATION
THQ
TIBCO SOFTWARE
TOKYO ELECTRON US HOLDINGS
TOPPAN PHOTOMASKS
TOSHIBA AMERICA BUSINESS SOLUTIONS
TOSHIBA AMERICA MEDICAL SYSTEM
TREND MICRO
TRIMBLE NAVIGATION
TRIQUINT SEMICONDUCTOR
TRUEPOSITION
UBISOFT

UNITED ONLINE
VARIAN SEMICONDUCTOR EQUIPMENT
VEECO INSTRUMENTS
VERIFONE
VIASAT
VISHAY- SILICONIX
VMWARE
VONAGE
WEBEX
WEBMETHODS
WELCH ALLYN
WIND RIVER SYSTEMS
WMS GAMING
XEROX INTERNATIONAL PARTNERS
ZEBRA TECHNOLOGIES
ZORAN

Appendix D-2
Mercer’s US Benchmark Database

2007 US Mercer Benchmark Database (Jul) – 500M- 1.5B

Survey Participants
A. T. Kearney, Inc.
ABM Industries, Inc. - Facilities Mgmt Group
ADESA, Inc.
ADVO, Inc.
APL Limited - APL Logistics
AREVA NP, Inc.
Acco Brands, Inc. - Global Document Finishing
Alabama Gas Corporation
Aleris International, Inc. - Aluminum Recycling
Aleris International, Inc. - Zinc
Alliance Data Systems - Retail
Alliance Data Systems - Transaction Services
Alliance Data Systems - WFCB
Alliant Techsystems - Ammunition Systems Group
Alliant Techsystems - Launch Systems Group
Alliant Techsystems - Mission Systems Group
AmeriPride Services, Inc.
American Signature, Inc.
American Standard Companies, Inc. - Bath & Kitchen Americas
AmerisourceBergen Corporation - PMSI
Ameristar Casinos, Inc.
Anheuser-Busch Companies, Inc. - Anheuser-Busch International, Inc.
Anheuser-Busch Companies, Inc. - Busch Entertainment Corporation
Anheuser-Busch Companies, Inc. - Wholesale Operations Division

Applebee's International, Inc.
Archer Daniels Midland Company - Cocoa
Archstone Smith
Argonne National Laboratory
Armstrong World Industries - ABP
Automatic Data Processing (ADP) - Dealer Services
AvalonBay Communities, Inc.
Aviall, Inc.
Barr Pharmaceutical
Barr Pharmaceutical - Barr Laboratories
Bausch & Lomb, Inc. - US Americas
Bechtel Plant Machinery, Inc.
Belkin International, Inc.
Belo Corporation
Boise Cascade, LLC - Packaging and Newsprint
Boise Cascade, LLC - Wood Products
Bookspan
Boston Scientific Corporation - Endosurgery
Bovis Lend Lease - New York
Brady Corporation
Brown Shoe Company, Inc. - Famous Footwear
CDM, Inc.
CEVA Logistics
CGGVeritas
CGI Technologies and Solutions, Inc.
CHS, Inc. - Oil Seed Processing
CHS, Inc. - Propane Division
CIBA Vision Corporation
Cable One, Inc.
Cablevision - Madison Square Garden/Radio City Entertainment
California Pizza Kitchen
Callaway Golf Company
Cargill, Inc. - CTS
Cargill, Inc. - G&O AMG
Cargill, Inc. - Industrial Starches
Cargill, Inc. - Salt
Casino Arizona
CheckFree Corporation
CheckFree Corporation - CheckFree Electronic Commerce
Chicago Mercantile Exchange, Inc.
Chicago Transit Authority
Chipotle Mexican Grill
Chiquita Brands International, Inc. - Fresh Express
Church & Dwight - Domestic
Church & Dwight - Laundry
Cleco Corporation
Coca-Cola Bottling Company Consolidated
Colgate Palmolive Company - Hill's Domestic
Colgate Palmolive Company - Hill's International

Colgate Palmolive Company - Home Care
Colgate Palmolive Company - Oral Care
Colgate Palmolive Company - Personal Care
Colorado Springs Utilities
CompuCom Systems, Inc.
Compuware Corporation
Corn Products - South America - Division
Corning, Inc. - Environmental Technologies
Corrections Corporation of America
Cox Enterprises, Inc. - Cox Broadcasting
Cox Enterprises, Inc. - Cox Newspapers
Crate and Barrel
Crowley Maritime Corporation
Crowley Maritime Corporation - Petroleum Services
Crown Castle International Corporation
Cubic Corporation
Cubic Corporation - Cubic Defense Applications, Inc.
Cummins, Inc - Cummins Filtration
Cummins, Inc. - Distribution Business
DLA Piper US, LLP
DSW, Inc.
Daiichi Sankyo, Inc.
Danaher Motion
Dassault Falcon Jet Corporation
Del Monte Foods Company - Pet Products
Diebold, Inc. - Diebold International
Dobson Communications Corporation
Donaldson Company, Inc. - Engine Products
Donaldson Company, Inc. - Industrial Products
Dress Barn, Inc.
Drummond Company, Inc.
Duke Realty Corporation
Duquesne Light Company
ENSCO International, Inc. - North & South America Business Unit
East Kentucky Power Cooperative
Edwards Lifesciences, LLC
Energizer - Schick-Wilkinson Sword
Enodis plc
Enodis plc - Foodservice North America
Enodis plc - North America (Global Operations Center)
Erickson Retirement Communities
Federated Department Stores - Macy's Northwest
Fellowes, Inc.
First Marblehead Corporation
FirstEnergy Corporation - Metropolitan Edison (MET-ED)
FirstEnergy Corporation - Pennsylvania Electric Co. (PENELEC)
FirstEnergy Corporation - Toledo Edison
Fiskars Brands, Inc.
Fleetwood Enterprises, Inc. - Housing Group

Flint Group - North America
Flowserve Corporation - Flow Control
Foley & Lardner LLP
Forest City Enterprises
Fortune Brands, Inc. - Acushnet Company
Fortune Brands, Inc. - Moen, Inc.
Fortune Brands, Inc. - Therma-Tru
Fossil Partners LP
Freedom Communications, Inc.
Freedom Communications, Inc. - The Community Newspaper Division
Freeport McMoRan Copper and Gold, Inc. - Phelps Dodge International Corporation
Friendly Ice Cream Corporation
G&K Services, Inc.
GATX Corporation - GATX Rail
Galtfelter
Gambro, Inc.
Gartner, Inc.
GenCorp, Inc.
GenCorp, Inc. - Aerojet General Corporation
General Nutrition, Inc.
Givaudan - United States
GlaxoSmithKline Consumer Healthcare
Global Payments, Inc.
Goodrich Corporation - Electronic Systems
Graco, Inc.
Great Plains Energy - Kansas City Power & Light
Greyhound Lines, Inc.
Guess, Inc.
H. J. Heinz Company - FS KC&S
H. J. Heinz Company - Frozen Meals and Snacks
H. J. Heinz Company - Frozen Snacks
H. J. Heinz Company - Heinz KC&S
H. J. Heinz Company - LA/Pacific/ROW
H. J. Heinz Company - Ore-Ida Brands
H. J. Heinz Company - Winter Brands & Potatoes
HNI Corporation - Allsteel
HNI Corporation - HON Company
HNI Corporation - Hearth & Home Technologies
HNTB Companies
Helmerich & Payne, Inc.
Hilti, Inc.
Hines Interests, LLP
Hollister, Inc.
Houghton Mifflin Company
Howard Hughes Medical Institute
Huttig Building Products, Inc.
Hydril Company, LP
IDACORP, Inc.
ISO, Inc.

Information Handling Services (IHS)
InterContinental Hotels Group Corporate Office
Invensys Controls
Isuzu Motors America, Inc.
J.R. Simplot Company - Agribusiness Group
James Hardie Building Products
Jockey International, Inc.
John Wiley & Sons, Inc.
Jostens, Inc.
Joy Mining Machinery
K. Hovnanian Companies - Chantilly Division
K. Hovnanian Companies - Edison Division
K. Hovnanian Companies - Irvine Division
K. Hovnanian Companies - Ontario Division
KRATON Polymers US, LLC
Kaman Industrial Technologies
Keane, Inc.
Kentucky Lottery Corporation
Kerry, Inc.
Keystone Automotive Industries, Inc.
Kimberly-Clark Corporation - Healthcare Group
Knolls Atomic Power Laboratory
Knoxville Utilities Board
Kohler Company - Global Faucets
Kohler Company - Power Systems Business
Kone, Inc. (USK)
L.L. Bean, Inc.
LaGarde, Incorporated
Lawson Products, Inc.
LeasePlan U.S.A.
Lifetouch, Inc.
Limited Brands, Inc. - Limited Stores
Loews Corporation - Loews Hotels
Lower Colorado River Authority
MDU Resources Group, Inc. - Construction Services Group
MDU Resources Group, Inc. - Montana Dakota Utilities
MDU Resources Group, Inc. - WBI Holdings, Inc.
MSC Industrial Direct
Magellan Midstream Holdings, LP
Magellan Midstream Holdings, LP - Transportation
Magna Donnelly Corporation
Maritz, Inc.
Maritz, Inc. - Maritz Travel Company
Matson Navigation Company
Mattel, Inc. - Fisher Price
Matthews International Corporation
MeadWestvaco - Consumer & Office
Media General
Messier-Bugatti USA

Metavante Corporation - Enterprise Solutions Group
Metavante Corporation - Payment Solutions Group
Midwest Airlines, Inc.
Mine Safety Appliances Company
Mitsui & Company U.S.A., Inc. - Mitsui Steel, Inc.
Mohegan Sun
Molex - Commercial Products Division
Morgan, Lewis & Bockius, LLP
Morrison & Foerster, LLP
NASD
NCH Corporation
Nautilus, Inc.
Newly Weds Foods
Noble Corporation - Noble Drilling Services, Inc.
Novartis US - Novartis Consumer Health (OTC) - NA
O-I Plastics
ONEOK, Inc. - Kansas Gas Services Division
ONEOK, Inc. - Oklahoma Natural Gas Division
Ocean Spray Cranberries, Inc.
Old Dominion Electric Cooperative
Orbital Sciences
Oriental Trading Company, Inc.
Orrick, Herrington & Sutcliffe, LLP
Owens Corning - Siding Solutions
PACCAR - Parts
PPD, Inc.
Pacific Northwest National Laboratory
Pactiv Corporation - Consumer
Pactiv Corporation - Foodservice/Food Packaging
Panduit Corporation
Papa John's International, Inc.
Parsons Corporation - Commercial Technology Group
Parsons Corporation - Infrastructure & Technology Group
Parsons Corporation - Transportation Group
Pernod Ricard USA
Pharmavite, LLC
Phillips-Van Heusen Corporation - PVH Sportswear
Playtex Products, Inc.
Powerwave Technologies, Inc.
Public Service Enterprise Group, Inc. - PSEG Energy Holdings, LLC
Questar Corporation - Questar Gas
RSM McGladrey
Recreational Equipment, Inc.
Rio Tinto plc - Energy
Rio Tinto plc - Kennecott Energy
Robert Bosch LLC - Aftermarket Division (AM)
Robert Bosch LLC - Body Electrical/Electrical Division (AB)
Robert Bosch LLC - Bosch Rexroth Corporation (BRNA)
Robert Bosch LLC - Chassis Systems Control (AC)

Robert Bosch LLC - Robert Bosch Tool Corporation
Rockwell Collins - Air Transport Systems
Rockwell Collins - Business and Regional Systems
Ryland Group, Inc. - Ryland North Region
Ryland Group, Inc. - Ryland Texas Region
Ryland Group, Inc. - Ryland West Region
S&C Electric Company
SCANA Corporation - PSNC Energy (Public Service Company of North Carolina, Inc.)
Safety-Kleen Systems, Inc.
Sauer-Danfoss - Propel
Sidley Austin, LLP
Sinclair Broadcast Group, Inc.
Sirius Satellite Radio
Smith & Nephew, Inc. - Group Head Office (Corporate Satellite Office)
Smith & Nephew, Inc. - Reconstructive GBU
Smith & Nephew, Inc. - Trauma & Clinical Therapies
Sodexho USA - Division 4
Starwood Vacation Ownership
SunCom Wireless
Swedish Match North America
Sykes Enterprises, Inc.
Sysco Food Services of Dallas, LP
TDS Telecom
TeleTech Holdings, Inc.
Temple-Inland - Forest Products Corporation
Texas Industries, Inc.
Textron, Inc. - Fluid & Power
Textron, Inc. - Kautex
Textron, Inc. - Textron Systems
The Dannon Company
The Doe Run Company- Buick Resource Recycling
The Finish Line, Inc.
The Johns Hopkins University - Applied Physics Laboratory
The MITRE Corporation
The NORDAM Group
The Sherwin-Williams Company - Consumer Group
The Sherwin-Williams Company - Global Group, Auto Division
The Sherwin-Williams Company - Paint Stores Group, Eastern Division
The Sherwin-Williams Company - Paint Stores Group, Midwestern Division
The Sherwin-Williams Company - Paint Stores Group, Southwestern Division
The Sundt Companies, Inc.
The Taubman Company
The Washington Post Newspaper
The Williams Companies - E&P
The Williams Companies - WGP
The Yankee Candle Company, Inc.
Thomson Corporation - Scientific
Thomson Corporation - Scientific & Healthcare
Thomson Corporation - Tax & Accounting

Time Warner Cable - L.A. County Division
Time Warner Cable - Northeast Ohio Division
Time Warner Cable - Raleigh Division
Time Warner Cable - Road Runner
Time Warner Cable - Southwest Ohio Division
Time Warner Cable - Syracuse Division
Time Warner Cable - Wisconsin Division
Time Warner Telecom, Inc.
Toshiba America Business Solutions, Inc.
Toshiba America Medical Systems, Inc.
TransUnion, LLC
Tween Brands, Inc.
UDR, Inc.
US Investigations Services
Underwriters Laboratories, Inc.
UnitedHealth Group - Ingenix
Viad Corporation
Viad Corporation - GES
Vinson & Elkins, LLP
Vonage Holdings Corporation
Vulcan Materials Company - Mideast Division
Vulcan Materials Company - Western Division
W-H Energy Services, Inc.
W. R. Grace - Grace Davison
W. R. Grace - Grace Performance Chemicals
W.C. Bradley Co.
Weil, Gotshal & Manges, LLP
Wells' Dairy, Inc.
Westinghouse Electric Company - Nuclear Fuel Group
Westinghouse Electric Company - Nuclear Services Group
Westinghouse Savannah River Company
Westlake Chemical Co. - Olefins
Westlake Chemical Co. - Vinyls (Chemicals)
Williams-Sonoma, Inc.- PB Kids
Wilmer Cutler Pickering Hale & Dorr
Wolters Kluwer, Inc.- Tax and Accounting
Wolters Kluwer, Inc.- WK CFS & SS
Wolters Kluwer, Inc.- WK Health Group
Wolters Kluwer, Inc.- WKH Professional Education
World Kitchen
Worldspan
Wyndham Worldwide - Wyndham Hotels
XO Communications, Inc.
YRC Worldwide - Meridian IQ
Yum! Brands, Inc. - Kentucky Fried Chicken
Yum! Brands, Inc. - Pizza Hut
eBay, Inc. - PayPal
eFunds Corporation
iPCS, Inc.

Appendix D-3
Mercer’s Global Disclosure Database

All Industries		Tech Hardware & Equipment
$400M - $1.6B Revenue		$400M - $1.6B Revenue
(n=482)		(n=26)
Ticker	Company	Ticker	Company
TW	21st Century Ins Group	ADCT	ADC Telcom.
ACW	Accuride Corp	ARXX	Aeroflex Inc
ATU	Actuant Corp.	ARRS	Arris Group Inc
ADCT	ADC Telcom.	AVX	Avx Corp
ASF	Administaff Inc	CKP	Checkpoint Systems Inc
AEIS	Advanced Energy Inds Inc	CTS	Cts Corp
EYE	Advanced Medical Optics Inc	ELX	Emulex Corp
ADVNB	Advanta Corp -Cl B	FLIR	Flir Systems Inc
AEPI	Aep Industries Inc	HTCH	Hutchinson Technology Inc
ARXX	Aeroflex Inc	IN	Unova Inc.
ARO	Aeropostale Inc	ITRI	Itron Inc
AMG	Affiliated Managers Grp Inc	KOMG	Komag Inc
AKAM	Akamai Technologies Inc	LFUS	Littelfuse Inc
ALAB	Alabama Natl Bancorporation	METH	Methode Electronics -Cl A
ALG	Alamo Group Inc	MTD	Mettler-Toledo Intl Inc
ALFA	Alfa Corp	MFLX	Multi-Fineline Electron Inc
AIQ	Alliance Imaging Inc	NATI	National Instruments Corp
ARLP	Alliance Resource Ptnrs -Lp	NEWP	Newport Corp
ALO	Alpharma Inc.	OSIS	Osi Systems Inc
AMB	Amb Property Corp	PLXS	Plexus Corp
AMFI	Amcore Financial Inc	PLCM	Polycom Inc
AMED	Amedisys Inc	QLGC	Qlogic Corp
AEL	American Eqty Invt Life Hldg	ROG	Rogers Corp
ARII	American Railcar Inds Inc	TNL	Technitrol Inc
ARP	American Reprographics Co	TRMB	Trimble Navigation Ltd
AMWD	American Woodmark Corp	ZBRA	Zebra Technologies Cp -Cl A
AHS	Amn Healthcare Services Inc
AMSG	Amsurg Corp
APPB	Applebees Int'l Inc.
AHG	Apria Healthcare Group Inc
ASN	Archstone-Smith Trust
ACAT	Arctic Cat Inc
ARRS	Arris Group Inc
ASBC	Associated Banc-Corp
ASTE	Astec Industries Inc
AF	Astoria Financial Corp
AVB	Avalonbay Communities Inc
AVX	Avx Corp
BGS	B&G Foods Inc
BXS	Bancorpsouth Inc
B	Barnes Group Inc
BRL	Barr Pharmaceuticals Inc.

BEAV	Be Aerospace Inc
BEBE	Bebe Stores Inc
BLC	Belo Corp
BIOS	Bioscrip Inc
BVF	Biovail Corp.
BLT	Blount Intl Inc
BMC	Bmc Software Inc
BOKF	Bok Financial Corp
BXP	Boston Properties Inc
BNE	Bowne & Co Inc
BDN	Brandywine Realty Trust
BRS	Bristow Group Inc
BRO	Brown & Brown Inc
BKI	Buckeye Technologies Inc
BKE	Buckle Inc
BUCY	Bucyrus International Inc
COG	Cabot Oil & Gas Corp
CDNS	Cadence Design Systems Inc
CALM	Cal-Maine Foods Inc
CPKI	California Pizza Kitchen Inc
ELY	Callaway Golf
CBM	Cambrex Corp
CPT	Camden Property Trust
CSAR	Caraustar Industries Inc
CKEC	Carmike Cinemas Inc
CRI	Carter's Inc.
CAE	Cascade Corp
CWST	Casella Waste Systems Inc.
CAS	Castle (A M) & Co
CMRG	Casual Male Retail Grp Inc
CATY	Cathay General Bancorp
CBL	Cbl & Associates Pptys Inc
CDI	Cdi Corp
CFK	Ce Franklin Ltd
CEC	Cec Entertainment Inc
CLDN	Celadon Group Inc.
CELG	Celgene Corp
CENX	Century Aluminum Co
CVO	Cenveo Inc
CEN	Ceridian Corp
CHG	Ch Energy Group Inc
CHB	Champion Enterprises Inc
CRL	Charles River Labs Int'l
CHIC	Charlotte Russe Holding Inc
CKFR	Checkfree Corp
CKP	Checkpoint Systems Inc
CAKE	Cheescake Factory Inc.
CHE	Chemed Corp
CSK	Chesapeake Corp

CMG	Chipotle Mexican Grill Inc
CHZ	Chittenden Corp
CHH	Choice Hotels Int'l Inc.
CPS	Choicepoint Inc
CBK	Christopher & Banks Corp
CBR	Ciber Inc
XEC	Cimarex Energy Co
CIR	Circor Intl Inc
CDL	Citadel Broadcasting Corp
CYN	City National Corp
CKR	CKE Restaurants Inc.
CLC	Clarcor Inc
CNL	Cleco Corp
CMGI	Cmgi Inc
SUR	Cna Surety Corp
KCP	Cole Kenneth Prod Inc -Cl A
CMCO	Columbus Mckinnon Corp
CFS	Comforce Corp
CBSH	Commerce Bancshares Inc
CVGI	Commercial Vehicle Group Inc
CNMD	Conmed Corp
CNST	Constar International Inc
COO	Cooper Companies Inc
COCO	Corinthian Colleges Inc
CXW	Corrections Corp Amer
CVNS	Covansys Corp
CVTI	Covenant Transportation Grp
CCRN	Cross Country Healthcare Inc
CSS	Css Industries Inc
CTS	Cts Corp
CUB	Cubic Corp
CFR	Cullen/Frost Bankers
CW	Curtiss-Wright Corp
CY	Cypress Semiconductor Corp
CYTC	Cytyc Corp
DANKY	Danka Business Sys Plc -Adr
DAR	Darling Intl Inc
DFG	Delphi Financial Group
DLP	Delta & Pine Land Co
DENN	Dennys Corp
DDR	Developers Diversified Rlty
DV	Devry Inc
DMND	Diamond Foods Inc
DRH	Diamondrock Hospitality Co
DEIX	Directed Electronics Inc
DJO	Djo Inc
DLLR	Dollar Financial Corp
DPZ	Domino's Pizza Inc
DRL	Doral Financial Corp

DEI	Douglas Emmett Inc
DSL	Downey Financial Corp
DRE	Duke Realty Corp
DNB	Dun & Bradstreet Corp
ELNK	Earthlink Inc
ECLP	Eclipsys Corp
EBHI	Eddie Bauer Holdings Inc
EDO	Edo Corp
EW	Edwards Lifesciences Corp
EFD	eFUNDS Corp.
EE	El Paso Electric Co
RDEN	Elizabeth Arden Inc
EMCI	Emc Insurance Group Inc
ESC	Emeritus Corp
EDE	Empire District Electric Co
ELX	Emulex Corp
ENDP	Endo Pharma Holdings
EFX	Equifax Inc
EQT	Equitable Resources Inc
ERIE	Erie Indemnity Co.
ESE	Esco Technologies Inc
ESL	Esterline Technologies Corp
EEFT	Euronet Worldwide Inc
EXE.A	Extendicare Inc.
FNB	F N B Corp/Fl
FIC	Fair Isaac Corp
FFG	FBL Financial Group Inc.
FRT	Federal Realty Investment Tr
FSS	Federal Signal Corp
FII	Federated Investors Inc
FINL	Finish Line Inc -Cl A
FADV	First Advantage Corp
FBP	First Bancorp P R
FCNCA	First Citizens Bancsh -Cl A
FR	First Indl Realty Trust Inc
FMBI	First Midwest Bancorp Inc
FNFG	First Niagara Financial Grp
FED	Firstfed Financial Corp/Ca
FMER	Firstmerit Corp
FVE	Five Star Quality Care Inc
FBC	Flagstar Bancorp Inc
FLIR	Flir Systems Inc
FRK	Florida Rock Industries Inc
FCE.A	Forest City Enterprises
FST	Forest Oil Corp
RAIL	Freightcar America Inc
FRNT	Frontier Airlines Holdings
FCN	Fti Consulting Inc
FUL	Fuller Co

FULT	Fulton Financial Corp
GKSR	G&K Services Inc -Cl A
GEHL	Gehl Co
GMST	Gemstar-TV Guide Int'l Inc.
GETI	Gentek Inc
GTIV	Gentiva Health Services Inc
GVHR	Gevity Hr Inc
GLT	Glatfelter
GLBL	Global Industries Ltd
GFR	Great American Fin. Resources
GBX	Greenbrier Companies Inc
GBE	Grubb & Ellis Co
0252B	Gsi Group Inc /De
GES	Guess Inc
GYMB	Gymboree Corp
HAE	Haemonetics Corp
HAIN	Hain Celestial Group
HBHC	Hancock Holding Co
HGR	Hanger Orthopedic Grp
HANS	Hansen Natural Corp
HGIC	Harleysville Group Inc
HHS	Harte Hanks Inc.
HA	Hawaiian Holdings Inc
HAYN	Haynes International Inc
HW	Headwaters Inc
HS	Healthspring Inc
HWAY	Healthways Inc
HTLD	Heartland Express Inc
HPY	Heartland Payment Systems
HELE	Helen Of Troy Corp Ltd
HLX	Helix Energy Solutions Group
JKHY	Henry (Jack) & Associates
HXL	Hexcel Corp
HIH	Highland Hospitality Corp
HRH	Hilb Rogal & Hobbs Co
HOLX	Hologic Inc
HME	Home Properties Inc
HMN	Horace Mann Educators Corp
HOTT	Hot Topic Inc
THX	Houston Exploration Co
HHGP	Hudson Highland Group Inc
HTCH	Hutchinson Technology Inc
ICTG	Ict Group Inc
IDA	Idacorp Inc
IEX	Idex Corp
IDXX	Idexx Labs Inc
IHS	Ihs Inc
IMCL	Imclone Systems Inc
IPSU	Imperial Sugar Co

IUSA	Infousa Inc
IART	Integra Lifesciences Hldgs
IFSIA	Interface Inc -Cl A
IBI	Interline Brands Inc
IN	Unova Inc.
IHR	Interstate Hotels & Resorts
IBOC	Intl Bancshares Corp
VTIV	Inventiv Health Inc
IMA	Inverness Medical Innovatns
IVGN	Invitrogen Corp.
IFC	Irwin Financial Corp
ITRI	Itron Inc
ESI	Itt Educational Services Inc
JJSF	J & J Snack Foods Corp
JNS	Janus Capital Group Inc
JOSB	Jos A Bank Clothiers Inc
KTO	K2 Inc
KAMN	Kaman Corp
KCLI	Kansas City Life Ins Co
KDN	Kaydon Corp
3KYCN	Keystone Cons Industries Inc
KFRC	Kforce Inc
KBALB	Kimball International
KIM	Kimco Realty Corp
KEX	Kirby Corp
KNX	Knight Transportation Inc.
KOMG	Komag Inc
KRON	Kronos Inc
KYPH	Kyphon Inc
LRW	Labor Ready Inc
LANC	Lancaster Colony Corp
LNCE	Lance Inc
LHO	Lasalle Hotel Properties
LBY	Libbey Inc
LRY	Liberty Property Trust
LCUT	Lifetime Brands Inc
LNCR	Lincare Holdings Inc
LGF	Lions Gate Entertainment Cp
LFUS	Littelfuse Inc
LSS	Lone Star Technologies
LUFK	Lufkin Industries Inc
MHO	M/I Schottenstein Homes Inc.
MAC	Macerich Co
CLI	Mack-Cali Realty Corp
MANT	Mantech Intl Corp
MRTN	Marten Transport Ltd
MMS	Maximus Inc
MFE	McAfee Inc
MDTH	Medcath Corp

MEG	Media General -Cl A
MCCC	Mediacom Communications Corp
MEDI	Medimmune Inc
MENT	Mentor Graphics Corp
MESA	Mesa Air Group Inc
METH	Methode Electronics -Cl A
MTD	Mettler-Toledo Intl Inc
MGEE	Mge Energy Inc
MCRS	Micros Systems Inc
MIDD	Middleby Corp
MLAN	Midland Co
MLNM	Millennium Pharmaceuticals
MLR	Miller Industries Inc/Tn
MIL	Millipore Corp
MGI	Moneygram International Inc
MOG.A	Moog Inc -Cl A
MTCT	Mtc Technologies Inc
MFLX	Multi-Fineline Electron Inc
MYE	Myers Industries Inc.
NFP	National Financial Prtnrs Cp
NHC	National Healthcare Corp
NATI	National Instruments Corp
NMHC	National Med Health Card Sys
NWLIA	National Western Life
NLS	Nautilus Inc
NCS	Nci Building Systems Inc
NP	Neenah Paper Inc
NFLX	Netflix Inc
NYB	New York Cmnty Bancorp Inc
NEU	Newmarket Corp
NEWP	Newport Corp
NOBL	Noble International Ltd
NWSB	Northwest Bancorp Inc
NUS	Nu Skin Enterprises -Cl A
JNC	Nuveen Investments -Cl A
CHUX	O'Charley's Inc
OO	Oakley Inc
OII	Oceaneering International
ODSY	Odyssey Healthcare Inc
ODFL	Old Dominion Freight
ONB	Old National Bancorp
ONNN	On Semiconductor Corp
OHB	Orleans Homebuilders Inc.
OSIS	Osi Systems Inc
OTTR	Otter Tail Corp
OSG	Overseas Shipholding Group
OXM	Oxford Industries Inc
PFCB	P.F. Chang’s China Bistro Inc
PSUN	Pacific Sunwear Calif Inc

PNRA	Panera Bread Co
PRXL	Parexel International Corp
PKOH	Park Ohio Holdings Corp
PDLI	Pdl Biopharma Inc
PDX	Pediatrix Medical Group Inc
PEI	Pennsylvania Re Invs Trust
PBCT	People'S United Finl Inc
PRGO	Perrigo Co.
PDGI	Pharmanet Developmnt Grp Inc
PNK	Pinnacle Entertainment Inc
PXP	Plains Exploration & Prod Co
PYX	Playtex Products Inc
PLXS	Plexus Corp
PMACA	Pma Capital Corp
PMCS	PMC-Sierra Inc.
PPP	Pogo Producing Co
PLCM	Polycom Inc
PLMD	Polymedica Corp
3POLGA	Polymer Group Inc
PTBT	Pope & Talbot Inc
PRM	Primedia Inc
PRGS	Progress Software Corp
PLI	Proliance International Inc
PBKS	Provident Bankshares Corp
PSYS	Psychiatric Solutions Inc
QLGC	Qlogic Corp
QLTY	Quality Distribution Inc
QSFT	Quest Software Inc
RRC	Range Resources Corp
RARE	Rare Hospitality Intl Inc
RYN	Rayonier Inc
RCNI	Rcn Corp
RRGB	Red Robin Gourmet Burgers
RJET	Republic Airways Hldgs Inc
RSCR	Res-Care Inc
RMD	Resmed Inc
RECN	Resources Connection Inc
RESP	Respironics Inc
REV	Revlon Inc -Cl A
RFMD	Rf Micro Devices Inc
RLI	Rli Corp
RBN	Robbins & Myers Inc
ROG	Rogers Corp
RDC	Rowan Cos
SAFT	Safety Insurance Group Inc
SAIA	SCS Transportation Inc.
SAFM	Sanderson Farms Inc
JBSS	John B. Sanfilippo & Son
SBP	Santander Bancorp

SAPE	Sapient Corp
SVVS	Savvis Inc
SCHS	School Specialty Inc
SWM	Schweitzer-Mauduit Intl Inc
SEIC	Sei Investments Co
SENEA	Seneca Foods Corp
SXT	Sensient Technologies Corp
SEPR	Sepracor Inc
SHLO	Shiloh Industries Inc.
SLAB	Silicon Laboratories Inc
SKYF	Sky Financial Group Inc
SLG	Sl Green Realty Corp
TSFG	South Financial Group Inc
SWN	Southwestern Energy Co
SEH	Spartech Corp
SRX	Sra International Inc
JOE	St Joe Co
SM	St Mary Land & Explor Co
SSI	Stage Stores Inc
SMP	Standard Motor Prods
SR	Standard Register Co
SXI	Standex International Corp
STFC	State Auto Financial Corp.
SMRT	Stein Mart Inc
SCL	Stepan Co
STE	Steris Corp
SGY	Stone Energy Corp
SRI	Stoneridge Inc
SRR	Stride Rite Corp
SUNH	Sun Healthcare Group Inc
SPN	Superior Energy Services
SUP	Superior Industries Intl
SUSQ	Susquehanna Bancshares Inc
SY	Sybase Inc
SNPS	Synopsys Inc
SYPR	Sypris Solutions Inc
TCO	Taubman Centers Inc
TCB	Tcf Financial Corp
TNL	Technitrol Inc
TDY	Teledyne Technologies Inc
TTEC	Teletech Holdings Inc
TPX	Tempur Pedic Intl Inc
TTEK	Tetra Tech Inc
TXRH	Texas Roadhouse Inc
TIBX	Tibco Software Inc
TDW	Tidewater Inc
TBL	Timberland Co.
TWI	Titan International Inc
THS	Treehouse Foods Inc

TRMB	Trimble Navigation Ltd
TRMK	Trustmark Corp
UDR	Udr Inc
UIL	Uil Holdings Corp
UPL	Ultra Petroleum Corp
UFI	Unifi Inc
UNF	Unifirst Corp
UNS	Unisource Energy Corp
UBSI	United Bankshares Inc/Wv
UFCS	United Fire & Cas Co
UNTD	United Online Inc
URGI	United Retail Group Inc
UHCO	Universal American Fin. Corp.
URBN	Urban Outfitters Inc
XPRSA	Us Xpress Entp Inc -Cl A
USAK	Usa Truck Inc
MTN	Vail Resorts
VRX	Valeant Pharmaceuticals Intl.
VHI	Valhi Inc
VLY	Valley National Bancorp
VMI	Valmont Industries Inc
VARI	Varian Inc
VAR	Varian Medical Systems Inc
WOOF	Vca Antech Inc
PAY	Verifone Holdings Inc
VTNC	Vitran Corp Inc
WHI	W Holding Co Inc
WHQ	W-H Energy Services
WNC	Wabash National Corp
WAB	Wabtec Corp
WLT	Walter Industries Inc
WCRX	Warner Chilcott Ltd
WCN	Waste Connections Inc.
WAT	Waters Corp
WW	Watson Wyatt Worldwide Inc
WTS	Watts Water Technologies Inc
WPP	Wausau Paper Corp
WBS	Webster Financial Corp
WRI	Weingarten Realty Investment
WLM	Wellman Inc
WSTF	Westaff Inc
WLB	Westmoreland Coal Co.
WTNY	Whitney Holding Corp
WXCP	Whx Corp
JW.A	Wiley (John) & Sons
WL	Wilmington Trust Corp
WYNN	Wynn Resorts Ltd
ZBRA	Zebra Technologies Cp -Cl A